Exhibit 10.2

ABSOLUTE LEASE AGREEMENT

BY AND BETWEEN

[                                                   ]
(LANDLORD)

AND
FIRST MIDWEST BANK, AN ILLINOIS STATE CHARTERED BANK
(TENANT)

FOR PREMISES LOCATED AT

[                                                   ]

i

TABLE OF CONTENTS

(continued)

ii

EXHIBITS:	“A”	Base Rent
	“B”	Description of Premises
	“C”	Form of SNDA
	“D”	Form of Insurance Certificates
	“E”	Redundancy Equipment
	“F”	Restoration Standards
	“G”	Form of Estoppel Certificate
	“H”	Sale and Purchase Procedures

iii

ABSOLUTE LEASE AGREEMENT

THIS ABSOLUTE LEASE AGREEMENT (this “Lease”) is entered into as of the                  day of                           , 2016, by and between [                                                   ] (“Landlord”), and First Midwest Bank, an Illinois state chartered bank (“Tenant”).

RECITALS

A.            Tenant was the fee simple owner of the Premises prior to the date hereof.

B.            Landlord purchased the Premises from Tenant pursuant to an Agreement of Purchase and Sale dated as of the date hereof (the “Purchase and Sale Agreement”).

C.            Landlord and Tenant are executing this Lease pursuant to which Landlord shall lease the Premises back to Tenant, on the terms and conditions set forth below.

NOW THEREFORE, in consideration of the mutual promises, covenants, and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.             BASIC TERMS.

A.                                    “Base Rent”:  Base Rent shall be paid in accordance with Exhibit “A” attached hereto and made a part hereof.

B.                                    “Buildings”:  Those buildings located on the Property in the approximate square footages set forth on Exhibit “B”, each individually a “Building”.  Regardless of the actual size of the Buildings or the Premises, the Buildings and Premises shall be deemed to be the size set forth in this Lease.

C.                                    “Commencement Date”:                 , 2016.

D.                                    “Expiration Date”:                   , 20   , or as otherwise extended or terminated pursuant to the terms hereof.

E.                                     “Option to Renew”:  Five (5) additional periods of five (5) years each under the terms and conditions set forth in Section 48 of this Lease.

F.                                      “Premises”:  Collectively, the Buildings and the Property.

G.                                    “Property”:  Those certain tracts or parcels of land, more particularly described on Exhibit “B”, attached hereto and made a part hereof.

H.                                   “Term”:  A period of [                      ], commencing on the Commencement Date and expiring on the Expiration Date, unless extended or sooner terminated as hereinafter provided.

2.             DEFINITIONS AND BASE PROVISIONS.  For purposes of this Lease, the following terms shall have the meanings indicated below:

A.                                    “12-Month Destruction”:  Defined in Subsection 21.C. hereof.

B.                                    “Acceptable Tier 1 Common Equity Capital to Total Risk-Weighted Assets Ratio”:  A Tier 1 Common Equity Capital to Total Risk-Weighted Assets Ratio plus the capital conservation buffer required by the applicable federal banking regulator equal to a minimum of 7.0%, provided that Tenant, in good faith and in consultation with Landlord, may, by written notice to Landlord, decrease the “7.0%” threshold to a lower percentage consistent with (i) any reduction by the applicable federal banking regulator in the required minimum tier 1 common equity capital to total-risk weighted assets ratio plus the capital conservation buffer for banks in the United States to a level below 7.0% in order for the bank to be classified as “adequately capitalized,” or such similar classification, and (ii) the then applicable requirements or guidance for calculating tier 1 common equity capital or total risk-weighted assets for banks in the United States.

C.                                    “ADA”  The Americans with Disabilities Act of 1990, 42 U.S.C. §§ 12101 et seq., as the same may be amended from time to time and any and all rules and regulations which have become effective prior to the date of this Lease under such statutes.

D.                                    “Additional Charges”: Defined in Subsection 4.B. hereof.

E.                                     “Additional Redundancy Equipment”:  Defined in Subsection 10.A. hereof.

F.                                      “Affiliate”:  With respect to any Person, shall mean a Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person (“control” being interpreted as ownership of more than twenty-five percent (25%) of the interests in such entity or the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, or by contract, or otherwise).

G.                                    “Alterations”:  Defined in Subsection 15.A. hereof.

H.                                   “Alternative Use”: Defined in Subsection 4.A. hereof.

I.                                        “Anti-Money Laundering Laws”:  The BSA and the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (commonly referred to as the USA Patriot Act), P.L. 107-56, as the same may be amended from time to time and any and all rules and regulations which have become effective prior to the date of this Lease under such statutes.

J.                                        “Arbitration Notice”:  Defined in Subsection 48.C. hereof.

K.                                    “ATMs”:  Defined in Subsection 15.F. hereof.

L.                                     “Base Rent”:  Set forth in Subsection 1.A. hereof.

M.                                 “Binding Notice”:  Defined in Subsection 48.C. hereof.

N.                                    “BSA”:  The Bank Secrecy Act (otherwise known as the Currency and Foreign Transactions Reporting Act), 31. U.S.C. §§ 310 et seq., as the same may be amended from time to time and any and all rules and regulations which have become effective prior to the date of this Lease under such statutes.

O.                                    “Buildings”:  Set forth in Subsection 1.B. hereof.

P.                                      “Casualty Proceeds”:  Defined in Subsection 21.C. hereof.

Q.                                    “Commencement Date”:  Set forth in Subsection 1.C. hereof.

R.                                    “Comparable Buildings”:  Buildings in the same market area as such Buildings that are comparable in size, design, use, location and quality to such Buildings.

S.                                      “Customer Records”:  Defined in Section 36 hereof.

T.                                     “Default Rate”:  The lesser of (i) the rate announced from time to time by First Midwest Bank as its “prime rate” or “reference rate” plus two percent (2%) or (ii) the highest rate allowed by applicable Law.

U.                                    [“Eleven-Year Termination Effective Date”:  Defined in Section 57  hereof.

V.                                    “Eleven-Year Termination Notice”:  Defined in Section 57  hereof.

W.                                 “Eleven-Year Termination Right”:  Defined in Section 57  hereof.]

X.                                    “Encumbrance”: Any claim, lien, pledge, option, charge, easement, security interest, deed of trust, mortgage, lease, sublease, attachment, conditional sales agreement, encumbrance, preemptive right, right of first refusal, right of first offer, restriction or other right of third parties, whether voluntarily incurred or arising by operation of Law, and includes any agreement to give any of the foregoing.

Y.                                    “Environmental Laws”:  Each and every Law pertaining to environmental matters or Hazardous Materials issued by any authorities and in effect during the Term with respect to or which otherwise pertains to or affects the Buildings, or any portion thereof, the use, ownership, occupancy or operation of the Buildings, or any portion thereof and as the same have been amended, modified or supplemented from time to time prior to the date hereof, including but not limited to the (1) Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. §9601 et seq.), (2)  Hazardous Substances Transportation Act (49 U.S.C. §1802 et seq.), (3) Resource Conservation and Recovery Act (42 U.S.C. §6901 et seq.), as amended by the Hazardous and Solid Wastes Amendments of 1984, (4) the Water Pollution Control Act (33 U.S.C. §1251 et seq.), (5) Safe Drinking Water Act (42 U.S.C. §300f et seq.), (6) Clean Water Act (33 U.S.C. §1321 et seq.), (7) Clean Air Act (42 U.S.C. §7401 et seq.), (8) Solid Waste Disposal Act (42 U.S.C. §6901 et seq.), (9) Toxic Substances Control Act (15 U.S.C. §2601 et seq.), (10) Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. §11001 et seq.), (11) Radon Gas and Indoor Air Quality Research Act of 1986 (42 U.S.C. §7401 et seq.), (12) National Environmental Policy Act (42 U.S.C. §4321 et seq.), (13) Superfund Amendment Reauthorization Act of 1986 (42 U.S.C. §9601 et seq.), (14) Occupational Safety and Health Act (29 U.S.C. §651 et seq.), (15) Refuse Act of 1999 (33 U.S.C. § 407 et seq.), (16) Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. § 136 et seq.), (17) Marine Protection, Research and Sanctuaries Act (33 U.S.C. § 1401 et seq.), (18) Noise Control Act (42 U.S.C. §  4902 et seq.), (19) Atomic Energy Act (42 U.S.C. §  2011 et seq.) and (20) Nuclear Waste Policy Act of 1982 (42 U.S.C. § 10101 et seq.), as each is in effect during the Term and any and all rules and regulations in effect during the Term under such statutes.

Z.                                     “Estimated Repair Period”:  Defined in Subsection 21.C. hereof.

AA.                           “Estimates”:  Defined in Subsection 48.D. hereof.

BB.                           “Events of Default by Landlord”:  Defined in Section 28 hereof.

CC.                           “Events of Default by Tenant”:  Defined in Section 26 hereof.

DD.                           “Expiration Date”:  Set forth in Subsection 1.D. hereof.

EE.                             “Force Majeure”:  Defined in Section 38 hereof.

FF.                               “Fuel Tanks”:  Defined in Subsection 10.A. hereof.

GG.                           “General Tax Indemnity”:  Defined in Subsection 7.E. hereof.

HH.                         “Generator”:  Defined in Subsection 10.A. hereof.

II.                                   “Go Dark”:  Defined in Subsection 4.B. hereof.

JJ.                                   “Go Dark Notice”:  Defined in Subsection 4.B. hereof.

KK.                           “Go Dark Termination Date”:  Defined in Subsection 4.B. hereof.

LL.                             “Hazardous Materials”:  (a) any toxic substance or hazardous waste, substance, solid waste or related material, or any pollutant or contaminant; (b) radon gas, asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment containing dielectric fluid having levels of polychlorinated biphenyls in excess of applicable standards established by any governmental authority, or any petroleum product or additive; (c) any substance, gas, material or chemical which is now or hereafter defined as or included in the definition of “hazardous substances,” “toxic substances,” “hazardous materials,” “hazardous wastes,” “regulated substances” or words of similar import under any Environmental Laws; and (d) any other chemical, material, gas or substance the exposure to or release of which is prohibited, limited or regulated by any governmental authority that asserts or may assert jurisdiction over the Premises or the operations or activity at the Premises, or any chemical, material, gas or substance that does or is reasonably likely to pose a hazard to the health and/or safety of the occupants of the Premises or the owners and/or occupants of property adjacent to or surrounding the Premises.

MM.                     “Hold Over Notice”: Defined in Section 40 hereof.

NN.                           “Indemnified Parties”:  Defined in Subsection 3.A. hereof.

OO.                           “Landlord”:  Defined in the Preamble hereto.

PP.                               “Landlord Claim”: Defined in Subsection 23.A. hereof.

QQ.                           Landlord Federal Tax ID:  [            ]

RR.                           “Landlord Mortgage” Defined in Section 31 hereof.

SS.                               Landlord Notice Address:

[INSERT NAME OF LANDLORD]

C/o Oak Street Real Capital, LLC

125 S. Wacker Drive, Suite 1220

Chicago, Illinois 60606

Attention: James Hennessey

Phone: 312-448-7832

E-mail: Hennessey@oakstreetrec.com

TT.                             Landlord Payment Information:

UU.                           “Landlord’s Representatives”:  Landlord’s agents, attorneys, representatives, members, directors, officers and employees.

VV.                           “Law”:  All applicable statutes, ordinances, rules, regulations, codes, orders, requirements, directives, binding written interpretations and binding written policies, rulings, and decrees of all local, municipal, state and federal governments, departments, agencies, commissions, boards or political subdivisions.

WW.                     “Market Rate”: Defined in Subsection 48.B. hereof.

XX.                           “New Special Assessment”:  Defined in Subsection 7.D. hereof.

YY.                           “Non-Standard Repair”: Any repair or replacement that can be capitalized over the Useful Life thereof in accordance with U.S. generally accepted accounting principles consistently applied, including, without limitation, repairs or replacements of the roof, parking lot or heating, ventilation or air conditioning system.

ZZ.                             “Normal Working Hours”:  7:00 A.M. - 7:00 P.M., Monday through Friday except New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and any other day on which banks in the State of Illinois are permitted to close.

AAA.                  “OFAC Laws and Regulations”:  All Laws administered by the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury, codified at 31 C.F.R. Part 500 (including those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action regarding persons or entities with whom U.S. persons or entities are restricted from doing business (including persons or entities who have violated the U.S. Foreign Corrupt Practices Act 15 U.S.C. §§78dd-1, 78dd-2 and 78dd-3), as same may be amended from time to time.

BBB.                  “Option to Renew”:  Set forth in Subsection 1.E. hereof.

CCC.                  “Permitted Encumbrances”: Any and all Encumbrances (i) affecting any portion of the Premises as of the Commencement Date, (ii) current taxes and assessments not yet due and payable or being contested in good faith by appropriate proceedings, (iii) arising or created by municipal and zoning ordinances and (iv) arising after the Commencement Date that, individually or in the aggregate, do not materially detract from the value, or impair in any material manner the use, of the Property.

DDD.                  “Personal Property”:  Defined in Section 30 hereof.

EEE.                     “Portfolio Lease”:  Defined in Section 26 hereof.

FFF.                        “Premises”:  Set forth in Subsection 1.F. hereof.

GGG.                  “Prohibited Persons”:  Defined in Subsection 19.B. hereof.

HHH.               “Property”:  Set forth in Subsection 1.G. hereof.

III.                              “Purchase and Sale Agreement”:  Defined in Recital B hereof.

JJJ.                              “Purchase and Sale Procedures”: The procedures set forth on Exhibit “H”.

KKK.                  “Real Estate Taxes”:  Defined in Subsection 7.A. hereof.

LLL.                     “Redundancy Equipment”:  Defined in Subsection 10.A. hereof.

MMM.         “Release”:  A Hazardous Material that has been released, spilled, leaked, discharged, disposed of, emitted, emptied, dumped or allowed to escape at the Premises.

NNN.                  “Rejection Notice”:  Defined in Subsection 48.C. hereof.

OOO.                  “Renewal Amendment”:  Defined in Subsection 48.E. hereof.

PPP.                        “Renewal Notice”:  Defined in Subsection 48.A.1. hereof.

QQQ.                  “Renewal Option”:  Defined in Subsection 48.A. hereof.

RRR.                  “Renewal Term”:  Defined in Subsection 48.A. hereof.

SSS.                        “Rent”:  Defined in Subsection 5.C. hereof.

TTT.                     “Repossessed Premises”:  Defined in Subsection 27.C. hereof.

UUU.                  “Restoration Standards”:  Defined in Subsection 21.A. hereof.

VVV.                  “ROFO Material Terms”: Collectively, (i) the time period until the closing date (and whether time is of the essence with respect to the closing date), (ii) the amount of the deposit, (iii) whether seller financing will be provided and (iv) any conditions precedent to the purchaser’s obligations to closing that are not customarily granted in similar transactions in the area in which the Premises are located.

WWW.         “SNDA”:  Defined in Section 31 hereof.

XXX.                  “Structural Replacement”:  Defined in Subsection 12.C. hereof.

YYY.                  “Substitute Tenant”:  Defined in Subsection 27.C. hereof.

ZZZ.                     “Taxes”:  Defined in Subsection 7.E. hereof.

AAAA.         “Tenant”:  Defined in the Preamble hereto.

BBBB.         “Tenant Claim”: Defined in Subsection 23.B. hereof.

CCCC.         Tenant Notice Address:

One Pierce Place
Suite 1500
Itasca, IL 60143
Attn:  Chief Financial Officer

With a copy to:

One Pierce Place
Suite 1500
Itasca, IL 60143
Attn:  Corporate Secretary

DDDD.         “Tenant’s Personal Property”: Defined in Section 14.

EEEE.             “Tenant’s Representatives”:  Tenant’s agents, attorneys, representatives, directors, officers and employees.

FFFF.                 “Tenant Security Requirements”:  Defined in Subsection 17.A. hereof.

GGGG.         “Term”:  Set forth in Subsection 1.H. hereof.

HHHH.     “Termination Notice”:  Defined in Subsection 21.C. hereof.

IIII.                         “Termination Right”: The Eleven-Year Termination Right.

JJJJ.                         “Tier 1 Common Equity Capital to Total Risk-Weighted Assets Ratio”:  The financial ratio for an entity in the United States determined by the following calculation, with each component calculated in accordance with United States generally accepted accounting principles, consistently applied:  (i) (x) the sum of the par value of the common stock of such entity, plus the additional paid in capital of such entity, plus the retained earnings of such entity, less (y) the sum of such entity’s treasury stock, at cost, plus such entity’s goodwill and other intangible assets, plus any disallowed deferred tax assets for such entity divided by (ii) the value of such entity’s assets multiplied by a risk factor mandated by the applicable federal banking regulator.

KKKK.         “Total Destruction”:  Defined in Subsection 21.C. hereof.

LLLL.             “Transfer”:  Defined in Subsection 24.A. hereof.

MMMM.       “UPS”:  Defined in Section 11 hereof.

NNNN.         “Useful Life”:  Defined in Subsection 12.C. hereof.

OOOO.         “U.S. Publicly-Traded Entity”:  Defined in Subsection 19.A. hereof.

PPPP.                 “Utility Charges”: Defined in Subsection 9.A.

3.             GRANTING CLAUSE.

A.                                    Landlord, in consideration of the covenants and agreements to be performed by Tenant, and upon the terms and conditions contained in this Lease, does hereby lease, demise, let and deliver to Tenant, and Tenant, in consideration of the covenants and agreements to be performed by Landlord and upon the terms and conditions contained in this Lease, does hereby lease from Landlord, the Premises, to have and to hold for the Term.  Tenant acknowledges receipt and delivery of complete and exclusive possession of the Premises, and subject to the Permitted Encumbrances.  Tenant acknowledges and confirms that for a substantial period prior to and up to and including the execution of this Lease, Tenant has been in continuous ownership and possession of the Premises, is fully familiar therewith, and has examined and otherwise has knowledge of the condition of the Premises prior to the execution and delivery of this Lease and has found the same to be satisfactory for its purposes hereunder.  Regardless, however, of any knowledge, examination or inspection made by Tenant and whether or not any patent or latent defect or condition was revealed or discovered thereby, Tenant is leasing the Premises “as is,” “where is” and “with all faults” in its present condition.  Tenant hereby irrevocably, unconditionally and absolutely waives and relinquishes any claim or action against Landlord whatsoever in respect of the condition of the Premises as of the Commencement Date, including any patent or latent defects or adverse conditions not discovered or discoverable or otherwise known or unknown by Tenant as of the Commencement Date.

LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN FACT OR IN LAW, IN RESPECT OF THE PREMISES OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO THE NATURE OR QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR THE EXISTENCE OF ANY HAZARDOUS MATERIALS, IT BEING AGREED THAT ALL SUCH RISKS, KNOWN AND UNKNOWN, LATENT OR PATENT, ARE TO BE BORNE SOLELY BY TENANT, INCLUDING ALL RESPONSIBILITY  AND LIABILITY FOR ANY ENVIRONMENTAL CONDITION OF THE PREMISES, ENVIRONMENTAL REMEDIATION AND COMPLIANCE WITH ALL ENVIRONMENTAL LAWS.

Without limiting the foregoing, Tenant realizes and acknowledges that factual matters existing as of the Commencement Date now unknown to it may have given or may hereafter give rise to losses, damages, liabilities, costs and expenses that are presently unknown, unanticipated and unsuspected, and Tenant further agrees that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Tenant nevertheless hereby intends to release, discharge and acquit Landlord and Landlord Mortgagee, and each of their respective successors and assigns, their members, managers, partners, shareholders, officers, directors, agents, attorneys and representatives (“Indemnified Parties”) from any and all such unknown losses, damages, liabilities, costs and expenses.

B.                                    Landlord and Tenant covenant and agree that:  (i) each will treat this Lease in accordance with U.S. generally accepted accounting principles, consistently applied, and as a true lease and/or operating lease for state law reporting purposes and for federal income tax purposes; and (ii) each party will not, nor will it permit any Affiliate to, at any time, take any action or fail to take any action with respect to the preparation or filing of any statement or disclosure to any governmental authority, including without limitation, any income tax return (including an amended income tax return), to the extent that such action or such failure to take action would be inconsistent with the intention of the parties expressed in this Subsection 3.B.

C.                                    Tenant acknowledges that fee simple title (both legal and equitable) to the Premises is vested in Landlord and that Tenant has only the leasehold right of possession and use of the Premises as provided herein.

4.             USE.

A.                                    Subject to the provisions of Subsection 4.B, Tenant may use the Premises for the operation of a bank branch offering financial services and any other services now or hereafter permitted by Law to be offered by a bank or a bank holding company and any other purpose for which such Premises is being used as of the Commencement Date subject to all Laws and Permitted Encumbrances; provided, however, that subject to all Laws, Permitted Encumbrances, including all such restrictions and/or exclusions contained therein, and all other provisions of this Lease, including, without limitation, the insurance requirements of Section 18 and the repair and maintenance responsibilities of Section 12, Tenant shall (on not less than thirty (30) days’ written notice to Landlord of its intention to do so) have the right at any time and from time to time, to change the use of the Premises, or any portion thereof, from its then current use or any substantially similar use to any other retail or office use (collectively, “Alternative Use”).  It is agreed that the foregoing use and restriction on use is a material inducement to Landlord entering into this Lease and that Landlord would not enter into this Lease without this inducement.  Tenant shall use the Premises and all parking and common areas only as provided by and in accordance with all Encumbrances, subject to

Landlord’s reservation of rights herein.  Tenant shall not use or occupy the Premises, or any part thereof, nor permit or allow the Premises or any part thereof to be used or occupied, for (i) any purpose or in any manner which is in violation of any Law or a violation of the provisions set forth in Section 33 or (ii) in any manner which violates any certificates of occupancy for the Premises or makes void or voidable any insurance then in force with respect thereto as is required pursuant to Section 18 hereof.  Tenant’s occupancy of the Premises will be in compliance with all Laws and Insurance Requirements, and as otherwise provided in this Lease.  Tenant shall neither suffer nor permit the Premises or any portion thereof to be used, or otherwise act or fail to act, in such a manner as (I) might reasonably tend to impair Landlord’s title thereto or to any portion thereof, other than a Permitted Encumbrance, (II) may make reasonably possible a claim of adverse use or possession, or an implied dedication of the Premises or any material portion of the Premises, or (III) may subject the Premises or this Lease to any Encumbrances, other than Permitted Encumbrances.

B.                                    If Tenant determines in its sole discretion to permanently cease business operations at the Premises for at least six (6) months, except in the case of renovation or casualty (in which event, Tenant may cease operations during such renovation or casualty) (“Go Dark”), Tenant shall give written notice of such intention to Landlord not less than ninety (90) days prior to elect to Go Dark (“Go Dark Notice”); it being understood and agreed that Tenant shall remain liable for each and every obligation under this Lease with respect to the Premises from and after the date that Tenant elects to Go Dark until the Go Dark Termination Date, if any.  At any time following Landlord’s receipt of the Go Dark Notice, Landlord, in its sole and absolute discretion, may elect to terminate this Lease by written notice to Tenant given not less than ninety (90) days prior to the termination date set forth in such notice (“Go Dark Termination Date”).  If Landlord so elects to terminate this Lease:

(1)                                 For the avoidance of doubt, on the Go Dark Termination Date, Tenant shall pay to Landlord all Rent which is due or which will be due and payable as of such Go Dark Termination Date (which, for the avoidance of doubt, shall not include any Rent payable with respect to the Premises after the Go Dark Termination Date), including all Special Assessments, Taxes, Utility Charges, or additional sums which Tenant is liable for or for which Tenant has agreed to indemnify Landlord (“Additional Charges”)  which are either known or ascertainable at such time, or reasonably determined by Landlord based on the most current available records for Additional Charges, subject to final adjustment.  When the actual amount of such Additional Charges has been finally determined, Landlord and Tenant shall promptly adjust such amount and refund or pay any difference to the other party, as the case may be.

(2)                                 Notwithstanding the foregoing provisions of this Subsection 4.B., Tenant shall not have the right to exercise its Go Dark right with respect to the

Premises if the same would constitute a breach or default under any Encumbrances; provided, however, that for the purpose of this Subsection 4.B.(2). only, the Landlord Mortgage and all related documents shall not constitute an Encumbrance which would prevent the exercise of such Go Dark right.

(3)                                 After receipt of the Go Dark Notice, and subject to satisfaction of all conditions in this Subsection 4.B., then upon the Go Dark Termination Date, this Lease shall terminate as aforesaid, and Tenant shall be released from all further obligations and liabilities with respect to the Premises and this Lease, which first arise or accrue after the Go Dark Termination Date, subject to all obligations of Tenant which survive expiration or termination of the Lease.

For avoidance of doubt, Tenant’s election to Go Dark shall not be deemed to be a default or an Event of Default by Tenant under this Lease.  Until such time as Landlord delivers a notice setting a Go Dark Termination Date, Tenant shall have the right, in its sole discretion, to deliver a notice to Landlord rescinding its Go Dark Notice.

C.                                    Tenant will not enter into any agreements or consent to any transaction or instruments that will create an Encumbrance on the Premises (except for any sublease or mortgage on Tenant’s leasehold interest in the Premises, pursuant to any approvals required and the terms and conditions herein, or any other Permitted Encumbrance).

5.                                      RENT.

A.                                    Tenant shall pay to Landlord Base Rent in the manner provided in Subsection 5.C. in equal consecutive monthly installments in advance on or before the 1st day of each calendar month commencing as of the Commencement Date and continuing through the Term.  If the Term commences on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, Base Rent for such month shall be prorated by multiplying same by a fraction, the numerator of which is the number of days of the Term within such calendar month and the denominator of which is the total number of days within such calendar month.

B.                                    Tenant agrees to pay all Real Estate Taxes and Utility Charges as set forth below.

C.                                    For purposes of this Lease, Base Rent, Real Estate Taxes, Utility Charges and any and all other amounts, sums, charges, liabilities and obligations which Tenant assumes or agrees to pay or may become liable for under this Lease at any time and from time to time are sometimes collectively referred to as “Rent”; and, in the event of any failure on the part of Tenant to pay any portion of the Rent (except where such failure is directly due to the acts or omissions of Landlord), every fine, penalty, interest and cost which may be added for nonpayment or late payment of such items, including, without limitation, all amounts for which Tenant is or may become liable to indemnify Landlord and Indemnified Parties under this Lease (including reasonable attorneys’ fees and court costs) shall be deemed to be Rent.  Except as expressly set forth to the contrary herein, all Rent is payable in lawful money of the United States of America and legal tender for the payment of public and private debts without notice, demand, abatement, deduction, or setoff in accordance with the ACH information specified in Subsection 2.TT., or in accordance with other ACH information as Landlord designates to Tenant in writing.

D.                                    Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent will cause Landlord to incur costs and administrative complications not contemplated hereunder, the exact amount and scope of which is presently anticipated to be extremely difficult to ascertain.  Accordingly, if any installment of Rent due to Landlord is not paid within five (5) business days after delivery to Tenant of written notice from Landlord that Tenant has failed to pay Rent when due, Tenant shall pay Landlord on written demand a late charge equal to five percent (5%) of the delinquent installment of Rent, when it pays the delinquent installment.  The parties agree that this late charge represents a fair and reasonable estimate of the costs and expenses (including economic losses) that Landlord will incur by reason of late payment by Tenant.  The parties further agree that such late charge is Rent and not interest and such assessment does not constitute a lender or borrower/creditor relationship between Landlord and Tenant.  In addition, any amount of delinquent Rent due to Landlord shall accrue interest at the Default Rate from the date which is five (5) business days after delivery to Tenant of written notice from Landlord that Tenant has failed to pay Rent when due up to the date that the Rent is paid.  The payment of such late charge or such interest shall not constitute waiver of, nor excuse or cure, any default under this Lease, nor prevent Landlord from exercising any other rights and remedies available to Landlord.  Notwithstanding the foregoing, Tenant shall be responsible for payment of all interest, late charges, and other costs and fees imposed by third parties with respect to late payments of Utilities or other third party charges the responsibility of Tenant hereunder.

E.                                     Landlord covenants that, due to Landlord’s organizational structure or jurisdiction, Tenant shall not be required by applicable law to pay any withholding tax on any Rent payable hereunder or make any deduction on any payment of Rent.

F.                                      Landlord shall provide to Tenant a completed IRS Form W-9 (Request for Taxpayer Identification Number and Certification), on or before the Commencement Date.  Landlord shall promptly notify Tenant of any changes to the information set forth therein.

6.                                      NET LEASE.

A.                                    This Lease is a “true lease” and/or an “operating lease” and not a financing lease, capital lease, mortgage, equitable mortgage, deed of trust, trust agreement, security agreement or other financing or trust arrangement, and the economic realities of this Lease are those of a true lease.  The business relationship created by this Lease and any related documents is solely that of a long term commercial lease between Landlord and Tenant, this Lease has been entered into by both parties in reliance upon the economic and legal bargains contained herein, and none of the agreements contained herein is intended, or shall be deemed or construed, to create a partnership (de facto or de jure) between Landlord and Tenant, to make them joint venturers, to make Tenant an agent, legal representative, partner, subsidiary or employee of Landlord, or to make Landlord in any way responsible for the debts, obligations or losses of Tenant.

B.                                    Landlord and Tenant acknowledge and agree that (i) this Lease is, and is intended to be, what is commonly referred to as a “net, net, net” or “triple net” lease, and (ii) the Rent shall be paid absolutely net to Landlord, so that this Lease shall yield to Landlord the full amount or benefit of the installments of Base Rent, Real Estate Taxes and all other Rent throughout the Term with respect to the entire Premises, all as more fully set forth in Section 5 and subject to any other provisions of this Lease that expressly provide for adjustment or abatement of Rent or other charges (if any).  Except as otherwise expressly set forth in this Lease, all of the costs, expenses, responsibilities and obligations of every kind and nature whatsoever foreseen and unforeseen relating to the condition, use, operation, management, maintenance, repair, restoration and replacement of the Premises and all improvements and appurtenances related thereto or any part thereof shall be performed and paid by Tenant, and Landlord shall have no responsibility or liability therefor, except to the extent caused by Landlord’s negligence or willful misconduct.  The covenants to pay Base Rent, Real Estate Taxes and all other Rent hereunder are independent covenants, and Tenant shall have no right to hold back, offset, deduct, credit against or fail to pay in full any such amounts for claimed or actual default or breach by Landlord of whatsoever nature or for any other reason whatsoever.  For the avoidance of doubt, Tenant shall not have, and hereby expressly and absolutely waives, relinquishes, and covenants not to assert, accept or take advantage of, any right to deposit or pay with or into any court or other third-party escrow, depository account or tenant account with respect to any disputed Rent, or any Rent pending resolution of any other dispute or controversy with Landlord.

7.                                      REAL ESTATE TAXES.

A.                                    During the Term, Tenant shall promptly pay, or cause to be paid, on a cash basis when due to the applicable taxing authority one hundred percent (100%) of all taxes, including ad valorem, sales, use, rent or similar taxes, including tax increases and re-assessments; assessments including assessments for supplemental assessments and public improvements or benefits (subject to Subsection 7.D.), whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term; water, sewer and other utility levies and charges; excise tax levies; fees including license, permit, inspection, authorization and similar fees; and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character and any kind and nature whatsoever in respect of the Buildings or the Property and/or the Rent (other than Real Estate Taxes) and all interest and penalties thereon attributable to any failure in payment by Tenant (other than failures arising from the acts or omissions of Landlord) which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (i) the Premises or any part thereof or any appurtenance thereto, (ii) any Rent reserved or payable hereunder or any other sums payable by Tenant hereunder, (iii) this Lease or the leasehold estate hereby created or the operation, possession, occupancy or use of the Premises or any part thereof, (iv) any occupancy, operation, use or possession of, or sales from or activity conducted on or in connection with the Premises or the property or the leasing or use of the Premises or the property or any part thereof, or (v) any document to which Tenant is a party creating or transferring an interest or estate in the Premises, together with any interest or penalties thereon (all of which are hereinafter called “Real Estate Taxes”).  Notwithstanding the foregoing, there shall be excluded from Real Estate Taxes: all excess profits, revenue, excise, transfer, gain, foreign ownership or control, mortgage, intangible, gift, inheritance and succession, estate and income taxes.  Tenant shall make such payments directly to the taxing authorities and shall promptly, upon request, furnish to Landlord copies of official receipts or other satisfactory proof evidencing such direct payments.  Tenant’s obligation to pay Real Estate Taxes shall be absolutely fixed upon the date such Real Estate Taxes become a lien upon the Premises or any part thereof, subject to Subsection 7.C.  Tenant shall also be responsible for all Real Estate Taxes which, on the Commencement Date, are a lien upon the Premises or any part thereof.

B.                                    If Landlord receives a bill for Real Estate Taxes, Landlord shall provide the bill for each installment of Real Estate Taxes to Tenant at least forty-five (45) days prior to when due, or as soon as possible thereafter as Landlord has received such bill and shall request that the local tax assessor’s office issue a duplicate copy of the real estate tax bill directly to Tenant.  If Landlord fails to timely deliver a bill for Real Estate Taxes hereunder, Landlord shall be responsible for any penalties, late charges or other expenses incurred by Tenant if it fails to timely pay such Real Estate Taxes as a result of such delay.  Tenant shall pay the Real Estate Taxes set forth on such bill prior to when due if during the Term.  Tenant shall, if Landlord so requests, provide Landlord with reasonable evidence that such Real Estate Taxes have been paid.  If Tenant shall default beyond the expiration of any applicable notice and cure periods in the payment of any Real Estate Taxes, Landlord shall have the right (but not the obligation) to pay the same together with any penalties and interest, if such penalties and interest are caused by Tenant’s failure to pay such Real Estate Taxes in a timely manner, in which event the amount so paid by Landlord shall be paid by Tenant to Landlord upon demand with interest thereon at the Default Rate.  Tenant may pay any Real Estate Taxes in installments, if payment may be so made without penalty, fine, premium or interest, except that on the termination of this Lease any Real Estate Taxes which Tenant has elected to pay in installments (other than those assessments under Subsection 7.D.) shall be apportioned between Landlord and Tenant based on the time remaining in the Term.  All Real Estate Taxes for the tax year in which this Lease shall terminate shall be apportioned between Landlord and Tenant on a cash basis.

C.                                    Tenant shall have the right, before delinquency occurs of protesting, contesting, objecting to or opposing, at Tenant’s sole cost and expense, by appropriate legal proceedings conducted in good faith and with due diligence, the legality or amount of any such Real Estate Taxes, assessments or assessed valuations in its own or in Landlord’s name as the case may be, and upon Tenant’s written request, Landlord will, at no cost or expense to Landlord, reasonably cooperate with Tenant; provided, however, that (i) in the case of any unpaid Real Estate Taxes, lien, attachment, levy, encumbrance, charge or claim pursuant to any Law, the commencement and continuation of such proceedings shall suspend the collection or enforcement thereof from or against Landlord and the Premises, which suspension may be caused by the payment by Tenant of a bond or some other form of security for payment; (ii) neither the Premises, the Rent therefrom nor any part or interest in either thereof would be in any danger of being sold, forfeited, attached or lost pending the outcome of such proceedings solely based on the outcome of the proceeding and not if Tenant has the right to make a curative payment following the outcome of the proceeding to avoid any of the foregoing consequences; (iii) in the case of any requirement of Law, neither Landlord nor Tenant would be in any danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; (iv) the insurance coverage required by Section 18 shall be maintained; (v) Tenant shall keep Landlord reasonably informed as to the status of and with copies of all documents in the proceedings, upon request by Landlord;  and (vi) if such contest shall be finally resolved against Landlord or Tenant, Tenant shall promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable requirement of law or insurance requirements of Section 18. Landlord shall execute and deliver to Tenant such authorizations and other documents as may reasonably be required in any such contest, provided Tenant shall reimburse Landlord for its reasonable, actual out-of-pocket costs associated with such execution, and, if reasonably requested by Tenant, Landlord shall join as a party therein and/or fully participate therein in conjunction with Tenant.  The provisions of this Subsection 7.C. shall not be construed to permit Tenant to contest the payment of Rent or any other amount (other than the Real Estate Taxes being contested in accordance herewith and any Impositions or Third-Party Charges that Tenant may from time to time be required to impound with Landlord Mortgagee pursuant to this Lease) payable by Tenant to Landlord hereunder.  Without limiting any other provision of this Lease, Tenant shall indemnify, defend, protect and save Landlord and all Indemnified Parties and the

Premises harmless from and against any and all liability, costs, fees, damages, expenses, penalties, fines and charges of any kind (including reasonable  attorneys’ fees, including those incurred  in the enforcement of this indemnity) that may be imposed upon Landlord or the Premises in connection with any such contest and any loss resulting therefrom, except to the extent caused by Landlord’s negligence or willful misconduct.  Landlord and Tenant shall each promptly notify the other of any written notice of any claims or assessments for Real Estate Taxes that may be asserted by applicable taxing authorities that could result in a potential liability or expense for the other, and coordinate with the other the response to and settlement of such claims or assessments for Real Estate Taxes.  Any refund due from any taxing authority in respect of any Real Estate Taxes paid by or on behalf of Tenant shall be paid over to or retained by Tenant.

D.                                    In the event that a new special assessment for the Premises (the “New Special Assessment”) is proposed or enacted during the Term, Landlord, immediately upon receipt of notice thereof, shall notify Tenant of such New Special Assessment.  Landlord shall not voluntarily elect to participate in, or vote in favor of, any such New Special Assessment without Tenant’s written approval thereof, which approval shall not be unreasonably withheld or delayed.  If Landlord has the option to cause the assessments associated with a New Special Assessment to be paid in installments, Landlord shall so elect, and Tenant shall only be responsible for those installments that are due and payable during the Term.  To the extent that any New Special Assessments are included in Real Estate Taxes, such New Special Assessment shall be paid pursuant to the provisions of Subsection 7.B. hereof.

E.                                     Tenant will indemnify the Indemnified Parties, on an after-tax basis, against any fees or taxes, including, but not limited to, Real Estate Taxes, (“Taxes”) imposed by the United States or any taxing jurisdiction or authority of or in the United States in connection with Tenant’s use of the Premises or this Lease (unless with respect to a portion of the Premises which has been recaptured or terminated).  This general tax indemnity (“General Tax Indemnity”) will exclude: (i) Taxes based on income or capital gains, or franchise or doing business taxes of an Indemnified Party imposed by a jurisdiction in which such Indemnified Party is otherwise resident for tax purposes or is subject to taxation as a result of the Premises being located in such jurisdiction; (ii) Taxes on capital or net worth (including minimum and alternative minimum Taxes measured by any items of Taxes preference); (iii) Taxes to the extent they would not have been imposed if the Indemnified Party or any of its Affiliates had not engaged in activities or had a presence in the jurisdiction imposing such Taxes that activities or presence are unrelated to the transaction contemplated hereby; (iv) Taxes resulting from a voluntary or involuntary transfer by an Indemnified Party of an interest in all or any part of the Premises, an Indemnified Party or any other interest created under the operative documents, other than during an Event of Default by Tenant and other than pursuant to Tenant’s exercise of any rights or obligations under the operative documents; (v) Taxes imposed because the Indemnified Party is not a

U.S. person; (vi) Taxes resulting from the negligence or willful misconduct of the Indemnified Party or any of its Affiliates or the violation of any provision of this Lease by the Indemnified Party or any of its Affiliates; and (vii) Taxes, with respect to any period after the expiration or earlier termination of this Lease.  The General Tax Indemnity will be subject to Tenant’s right to contest Real Estate Taxes in the manner provided in Subsection 7.C.  Tenant will be entitled to all future refunds of, and tax savings of Landlord (but not any of its direct or indirect beneficial owners) resulting from or attributable to, any event giving rise to payment of a General Tax Indemnity or the making of such payment.

F.                                      Landlord and Tenant shall, upon request of the other, promptly provide such data as is maintained by the party to whom the request is made with respect to the Premises as may be necessary to prepare any required tax returns and reports required by a governmental authority.

8.                                      PERSONAL PROPERTY TAXES.  Tenant shall be liable for and shall promptly pay when due all personal property taxes related to Personal Property and Tenant’s Personal Property placed in the Premises.  Tenant may, without Landlord’s consent, before delinquency occurs, contest any such taxes related to the Personal Property.  Tenant will not be liable for any personal property taxes of Landlord other than for personal property that is used specifically in the management, operation, repair and maintenance of the Premises.

9.                                      OPERATING EXPENSES.

A.                                    Utilities.  During the Term, Tenant agrees to pay all fees, costs, expenses and charges for electricity, power, gas, oil, water, sanitary and storm sewer, septic system refuse collection, telephone, security, and other utilities and services consumed, rendered or used on or about the Premises (or any portion thereof) and such utility franchises as may be appurtenant to the use of the Premises (or any portion thereof) (collectively, “Utility Charges”).

B.                                    Third Party Management.  Tenant shall have the right to manage and operate the Premises (or any portion thereof) utilizing third parties for the management and operation thereof, without obtaining Landlord’s prior written consent of such third party.  Notwithstanding the appointment of any third-party manager, Tenant shall remain fully responsible for the Premises in accordance with the terms hereof.

10.          GENERATOR.

A.                                    Tenant shall have the benefit of the use of the existing emergency generator and associated equipment, if any (collectively, the “Generator”) for Tenant’s back-up electrical service to the Premises, along with associated underground diesel fuel tanks (the “Fuel Tanks”) which may be located at any Buildings or nearby on the Property (the Generator and the Fuel Tanks are sometimes collectively, the “Redundancy Equipment”).  The list of Redundancy Equipment is set forth on

Exhibit “E” attached hereto and made a part hereof.  Tenant accepts the Redundancy Equipment in its “as-is” “where-is” condition with all faults.  Additionally, upon receipt of written request of Tenant, Landlord grants Tenant the right, at Tenant’s sole cost and expense, to install additional generator(s) and above ground fuel tank(s) (the “Additional Redundancy Equipment”) in or around any Building or the Property, subject to obtaining Landlord’s prior written approval, not to be unreasonably withheld, delayed or conditioned, as to location, plans and specifications and installation procedures.  Tenant will comply with the applicable Law and all easements, agreements, covenants, conditions and restrictions of record encumbering the Premises which relate to any such installation, operation, maintenance and repair of the Redundancy Equipment and the Additional Redundancy Equipment.  All installations made by Tenant on or about any portion of the Premises pursuant to the provisions of this Section 10 shall be at the sole risk of Tenant, and neither Landlord, nor any agent or employee of Landlord, shall be responsible or liable for any injury or damage to, or arising out of, the Generator and the Fuel Tanks, except to the extent caused by Landlord’s negligence or willful misconduct.  Tenant’s indemnity under Subsection 23.A. shall apply with respect to the installation, maintenance, operations, presence or removal of the Generator and the Fuel Tanks by or on behalf of Tenant.

B.                                    Tenant will be responsible for the cost and operation, maintenance, repair, replacement, removal and insuring of the Redundancy Equipment and the Additional Redundancy Equipment, if applicable.  Landlord shall not charge any additional Rent for the space utilized by the Redundancy Equipment or the Additional Redundancy Equipment, if applicable.  Tenant shall keep and maintain the Redundancy Equipment and Additional Redundancy Equipment in good working order, condition and repair, normal wear and tear excepted.  The Generator systems and related equipment shall be maintained and repaired by Tenant in compliance with IEEE Orange Book, Emergency and Standby Power Systems, Chapters 6.7 and 8.5.  Tenant shall secure and keep in full force and effect, such supplementary insurance with respect to the Generator and Fuel Tanks as Landlord may reasonably require.  Landlord makes no warranties whatsoever as to the permissibility of the Generator and/or Fuel Tanks under applicable Law or the suitability of any portion of the Premises for the installation thereof.  Tenant, at its sole cost and expense, shall promptly repair any and all damage to any portion of the Premises caused by the installation, maintenance and repair, operation, replacement or removal of the Generator and/or any Fuel Tanks.

C.                                    Upon the Expiration Date or the earlier termination of this Lease, (i) the Generator and the Fuel Tanks will remain with the Buildings, as Landlord’s personal property, in as good working order, condition and repair as of the Commencement Date, normal wear and tear excepted, and (ii) at Tenant’s option, the Additional Redundancy Equipment may either remain with the Buildings, as Landlord’s personal property, in as good working order, condition and repair as of the date of installation during the Term, normal wear and tear excepted, or be removed in accordance with Section 14 of this Lease at Tenant’s sole cost and expense.

11.          UPS.  Tenant shall be allowed to maintain, at Tenant’s sole cost and expense, operate, use, repair and replace one (1) or more existing or new uninterrupted power source(s) (collectively, as applicable, the “UPS”) located or to be located in the Premises.  Tenant will comply with the applicable Law and the Permitted Encumbrances associated with any such installation, operation, maintenance and repair of the UPS.  Tenant will be responsible for the operation, maintenance, repair, replacement and insuring of the UPS and the UPS will remain part of Tenant’s Personal Property.  Tenant will remove the UPS from the Premises in the manner and in accordance with Section 14 of this Lease at Tenant’s sole cost and expense.

12.          TENANT’S REPAIR AND MAINTENANCE RESPONSIBILITIES.

A.                                    Throughout the Term, Tenant, at its sole cost and expense, will keep the Premises in the same condition as on the Commencement Date (reasonable wear and tear excepted) whether or not the need for such repairs occurs as a result of Tenant’s use, the elements, or the age of the Buildings, the Property or Tenant’s Personal Property, or otherwise (but excluding Landlord’s negligence or willful misconduct, or any affirmative acts in connection with work performed by Landlord) and will commit or allow no waste with respect thereto and with reasonable promptness, make all necessary and appropriate repairs and replacements thereto of every kind and nature, including without limitation those necessary to ensure continuing compliance with all Laws and Insurance Requirements, whether interior and exterior, structural and nonstructural, ordinary and extraordinary, and foreseen and unforeseen.  Tenant’s maintenance, repair and replacement obligations shall extend to and include, without limitation, all systems serving the Premises and, subject to any Encumbrances, all parking areas and landscaping on the Property.  The necessity for and adequacy of repairs to each Building or other improvements forming a part of the Premises shall be measured by the standard which is appropriate for and equivalent in quality to such Building’s Comparable Buildings of similar construction and class.  Tenant’s obligations under this Section 12 shall include the maintenance, repair and replacement  (a) at all times, of any and all building systems, machinery  and equipment which exclusively serve the Premises, and (b) the bearing walls, floors, foundations, roofs and all structural elements of the Premises.  Tenant will not take or omit to take any action the taking or omission of which would reasonably be expected to (y) create (or permit to continue) any dangerous condition or (z) create (or permit to continue) any condition which might reasonably be expected to involve any imminent loss, damage or injury to any person or property.  All repairs and replacements shall be in quality and class at least equal to the original work and shall be made promptly as and when necessary.  Notwithstanding anything to the contrary contained herein, Tenant shall not be required to make a replacement of any item in the event that a repair will provide adequate functionality to the item and would be customary and reasonable in Comparable

Buildings of similar construction and class.  Repairs and replacements called for as a result of fire or other casualty and condemnation shall be made pursuant to the provisions of Sections 21 and 22, respectively.  Notwithstanding the foregoing, the obligations of Tenant set forth in this Subsection 12.A. shall not require Tenant to maintain the Premises in a better condition than it existed as of the Commencement Date.  In connection with the foregoing, but in no way expanding Tenant’s obligations hereunder and subject to Subsection 12.C., Tenant’s obligations shall include without limitation with respect to the Premises, to the extent applicable:

(1)                                 Maintaining, repairing, and replacing, as necessary, the roof of all Buildings on the Premises;

(2)                                 Maintaining and repairing the bearing walls, floors, foundations, and all structural elements of the Buildings on the Premises;

(3)                                 Maintaining (including periodic washing and painting) and repairing the storefront, facade and exterior walls of the Buildings;

(4)                                 Repairing and replacing, as necessary, the doors (including, without limitation, any overhead doors) and windows of the Buildings, and the mechanisms therefor;

(5)                                 Causing the regular removal of garbage and refuse from the Premises;

(6)                                 Causing the regular spraying for and control of insect, rodent, animal and pest infestation, and maintaining in good working order and condition all doors (both swinging and roll-up doors), including, without limitation, all weather seals;

(7)                                 Servicing, maintaining, repairing and replacing all equipment on the Premises, including, without limitation, heating, ventilation, and air-conditioning equipment, Fuel Tanks, Generators, and UPS;

(8)                                 Regular sweeping, cleaning and removal of trash, debris, other materials and stains from the Premises and from the immediately adjacent sidewalks, service drives and loading or delivery areas, if any, of the Premises, as necessary to keep the same clean and in good order and condition;

(9)                                 Regular sweeping, cleaning and washing of the interior of the Buildings, including, without limitation, floors, windows and fixtures, and periodic washing and painting of interior walls;

(10)                          Repairing broken, damaged or leaking walls, bathrooms, roofs, or fixtures and equipment in the interior of the Buildings, including, without limitation, plate glass windows, windows, floors and lighting fixtures;

(11)                          Irrigating and performing all gardening and landscaping of all lawns, trees, shrubs and plantings immediately adjacent to the Buildings or in any parking areas located on the Premises; and

(12)                          Tenant shall maintain a contract on at least an annual basis for regular servicing and maintenance (at least once annually) of the heating, ventilating, air conditioning and vertical transportation systems serving the Buildings, unless Landlord shall otherwise direct.  Upon written request of Landlord, Tenant shall submit to Landlord a copy of such fully paid contract and any extensions, renewals or replacements thereof.  At a minimum, each maintenance contract for any such equipment shall include a provision that such contractor shall be required to coordinate any activities performed on the roof of the Buildings by a roofing contractor, so as to not void any roof or related warranties.

B.                                    Except to the extent caused by Landlord’s gross negligence or willful misconduct, or any affirmative acts in connection with work performed by Landlord, Landlord shall not be required to furnish any services or facilities or make any repairs or alterations in or to the Premises, and Landlord shall not under any circumstances be required to (i) build or rebuild any improvements on the Premises; (ii) make any repairs, replacements, alterations, restorations or renewals of any nature to the Premises, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or to make any expenditure whatsoever with respect thereto; or (iii) maintain the Premises (including any parking or common areas which are part of or adjacent thereto) in any way.  Tenant hereby expressly and unconditionally waives, to the fullest extent now or hereafter permitted by Law, the right to make repairs or perform any maintenance at the expense of Landlord which right may be provided for in any Law in effect at the time of the execution and delivery of this Lease or which may hereafter be enacted.  Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Premises.  However, on default of Tenant beyond the expiration of any applicable notice and cure periods in making such repairs or replacements, Landlord may, but shall not be required to, upon fifteen (15) additional days’ notice to Tenant, make such repairs and replacements for Tenant’s account and the expense thereof shall be paid by Tenant to Landlord upon demand with interest at the Default Rate.

C.                                    Notwithstanding the foregoing, if a Non-Standard Repair or structural replacement (collectively, a “Structural Replacement”) must be made to the Premises or any portion thereof during the last two (2) years of the Term or any Renewal Term, Tenant must give Landlord written notice of the need for the Structural Replacement at least thirty (30) days prior to commencing such Structural Replacement, which notice must include: (i) a detailed estimate from a qualified contractor of the cost to repair or replace the applicable structural component without undertaking a Structural Replacement; (ii) bids for the cost of the Structural Replacement from at least three (3) reputable contractors; and (iii)

an estimate of the allocation of costs of the Structural Replacement between Landlord and Tenant as provided below.  Landlord must give its prior written consent to the Structural Replacement before Tenant undertakes to complete the same, which consent may be promptly withheld or granted in Landlord’s sole discretion.  If Landlord consents to a Structural Replacement and Tenant does not further renew or extend the Term, then, within sixty (60) days after the expiration of the Term (or Renewal Term), Landlord shall reimburse Tenant an amount determined by multiplying the out-of-pocket costs incurred by Tenant for the Structural Replacement by a fraction, the denominator of which is the anticipated useful life (the “Useful Life”) of the Structural Replacement, as determined in accordance with U.S. generally accepted accounting principles (stated in years), and the numerator of which is the Useful Life minus the number of full or partial years remaining in the Term or Renewal Term, as applicable, at the time such Structural Replacement is substantially completed.  If Landlord disapproves Tenant’s request for a Structural Replacement, Landlord must promptly provide Tenant with a proposed alternative to such Structural Replacement and reasonable evidence to Tenant that the repairs Landlord proposes will be adequate to remediate the defect that necessitated the request for the Structural Replacement.  Furthermore, at the time of Landlord’s approval of a Structural Replacement, Landlord shall provide adequate security to assure Tenant in its reasonable discretion that Landlord will be financially capable to reimburse Tenant for the amounts due from Landlord for the Structural Replacement and Tenant shall not be required to complete the Structural Replacement if Landlord has not provided such security.  Notwithstanding the foregoing, if a Structural Replacement is requested as part of an Alternative Use as described in Subsection 4.A, Landlord shall not be required to reimburse Tenant any portion of the costs of such Structural Replacement.

D.                                    Except as expressly set forth herein, nothing contained in this Lease and no action or inaction by Landlord shall be construed as (i) constituting the consent or request of Landlord, expressed or implied, to any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition or maintenance of or to the Premises or any part thereof or any improvements thereto; or (ii) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Landlord in respect thereof.

13.                               COMPLIANCE WITH LAWS.  Tenant shall, at its sole cost and expense, use and maintain the Premises in compliance with all Laws, and Tenant shall, at its sole cost and expense, comply with all Laws applicable to or having jurisdiction over the use, occupancy, operation, and maintenance of the Premises, including without limitation, all Environmental Laws, the ADA and other access laws and those which require the making of any structural, unforeseen or extraordinary changes and including those which involve a change of policy on the part of the governmental body enacting the same; provided, however, Tenant shall not be required to cause the Premises to comply with any Law that is not applicable to the Premises based on the manner in which the Premises is being used during or at the end of the Term.  Tenant, at its sole expense, shall comply with the requirements of policies of special form insurance coverage at any time in force with respect to the Premises as required pursuant to Section 18 hereof and with the provisions of all contracts, agreements and restrictions affecting the Premises or any part thereof in effect as of the date hereof or the ownership, occupancy or use thereof.  Without diminishing the obligations of Tenant, if Tenant shall at any time fail to comply as promptly as reasonably practicable with any Law applicable to the Premises, or the use and occupation thereof, Landlord, after ten (10) additional days written notice to Tenant after an Event of Default by Tenant with respect to same, may cause the Premises to so comply and the reasonable costs and expenses of Landlord in such compliance shall be paid by Tenant to Landlord upon demand with interest thereon at the Default Rate.  Notwithstanding the foregoing, Tenant shall not be responsible for any remedial measures required for a violation of Law relating to the condition of the Premises as of the Commencement Date unless remedial measures are specifically required in a written notice from a governmental authority or unless such violation was caused by Tenant in its occupancy or ownership of the Premises prior to the Commencement Date.

14.                               SURRENDER OF PREMISES.  Upon the expiration or termination of this Lease, Tenant shall surrender to Landlord the Premises, including all Alterations constructed by Tenant therein that Landlord has not requested that Tenant remove in accordance with Section 15 below, with all fixtures appurtenant thereto, (but not including furnishings, trade fixtures, furniture, computers, telephone systems, machinery, equipment and other Personal Property installed or placed on the Premises by Tenant) (collectively, “Tenant’s Personal Property”) free and clear of any occupants or tenancies (including subtenancies) and, subject to Section 13, in compliance with Laws (including, without limitation, Environmental Laws) and all Encumbrances and in as good condition and repair as existed as of the Commencement Date, reasonable wear and tear excepted, and any new buildings, alterations, improvements, replacements or additions constructed by Tenant and remaining at the Premises, in the same or better condition as when completed, reasonable wear and tear excepted.  For the avoidance of doubt, to the extent there is a bank vault in the Premises, Tenant shall have no obligation to remove such vault on surrendering the Premises.  At the end of the Term, all Alterations will belong to Landlord, unless they are Tenant’s Personal Property.  Any of Tenant’s Personal Property installed or placed on the Premises by Tenant or any subtenant or assignee of Tenant, if not removed within thirty (30) days after termination or expiration of this Lease shall be deemed abandoned and become the property of Landlord without any payment or offset therefor if Landlord so elects, after five (5) business days prior written notice to Tenant.  If Landlord shall not so elect, Landlord, after five (5) business days prior written notice to Tenant, may remove such property from the Premises and have it stored at Tenant’s risk and expense.  Tenant shall repair and restore and save Landlord harmless from all damage to the Premises caused by such removal by Landlord.

15.                               ALTERATIONS.

A.                                    Tenant shall not make any alterations, additions or improvements to the Premises or any portion thereof (“Alterations”) without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that Landlord’s prior written consent shall not be required, but prior written notice shall be delivered to Landlord accompanied with full and complete drawings and plans prepared by a licensed architect or engineer, if applicable, for any Alterations:  (i) that are not structural exterior additions or structural exterior alterations to the Premises; (ii) that will not change the essential nature of any Building as an office building or bank branch or ancillary uses; (iii) that will not materially and adversely affect the structural elements or roof of any Building; (iv) that will not materially and adversely affect the proper functioning of a Building’s systems on a permanent basis; and (v) that do not exceed the cost of Seven Hundred Fifty Thousand Dollars ($750,000.00) on a per project basis.  For purposes of this Subsection 15.A, any Alterations made to a drive-through lane, drive-through canopy or related element on the Premises shall not be considered structural in nature.  In seeking approval from Landlord of any Alterations, if required, Tenant shall provide Landlord with (1) full and complete drawings and plans for the proposed Alterations prepared by a licensed architect or engineer; and (2) notice of whether the Alteration will involve or affect Hazardous Materials in violation of Law.  Tenant shall not have the right to seek any zoning changes or variances in connection with any Alterations without Landlord’s approval, which approval may (I) not be unreasonably withheld, conditioned or delayed if the zoning change or variance is in connection with the use of the Premises as an office building or bank branch or ancillary use and (II) be withheld in Landlord’s sole and absolute discretion if the zoning change or variance is in connection with the use of the Premises for a use other than as an office building or bank branch or ancillary use.  Tenant shall procure all necessary governmental permits and approvals prior to commencing construction of any Alteration.

B.                                    All Alterations shall be constructed by Tenant, without expense to Landlord, in a good, first class, professional and workmanlike manner so as not to void or make voidable any roof or other warranties, employing materials of first class quality free of material defects, and in compliance with all Law, all applicable Encumbrances and all regulations and orders, rules and regulations of the Board of Fire Insurance Underwriters or any other body exercising similar functions, and in compliance with the terms and conditions of this Lease.

C.                                    Prior to the commencement of construction of any Alteration requiring Landlord’s consent, Tenant shall deliver to Landlord certificates evidencing the existence of (a) workmen’s compensation insurance with coverage limits not less than statutory limits covering all persons employed for such work; (b) a completed operations endorsement to the commercial general liability insurance policy referred to Subsection 18.B.; (c) reasonable comprehensive general liability and property damage insurance naming Landlord, its designees and Tenant as additional insureds, with coverage of at least $1,000,000 single-limit or such greater amount as may be reasonably requested by Landlord; and (d) builders all risk insurance on a completed value basis (or its equivalent) covering all physical loss, in an amount no less than the full replacement value of the Alterations in question).

D.                                    Promptly upon the completion of construction of any Alteration that is permanently affixed to the Premises, Tenant shall deliver to Landlord one complete set of “as built” drawings thereof (and if the Alterations involve any change to the footprint of the applicable Building or the erection of a new building, an ALTA survey for the Property certified to Landlord and any mortgagee of the Premises), proof of payment for all labor and materials, and if and to the extent commercially obtainable, copies of guarantees, if any, from all major contractors in favor of Landlord and Tenant (jointly and separately) against defects and deficiencies in materials and workmanship, and requiring the correction of the same upon demand of Landlord and Tenant at the expense of such contractor.

E.                                     All Alterations, whether temporary or permanent in character, made in or upon the Premises either by Landlord or Tenant (other than Tenant’s Personal Property installed or placed on the Premises by or on behalf of Tenant) shall be Landlord’s property, and will remain with the Premises without compensation to Tenant.  Notwithstanding the foregoing, in the case of any Alteration requiring Landlord’s prior written approval, Landlord may condition such approval on Tenant’s agreement to remove all or a portion of such Alteration at the end of the Term if, but only if, the Alteration will not, in the reasonable estimation of Landlord, have one or more of the causes and effects described in clauses (i) through (iv), inclusive, of Subsection 15.A. above, provided that Landlord may not, in any event, require the removal of any bank vault or safe deposit box installed by Tenant.  Upon any termination of this Lease or Tenant’s right of possession of the Premises, all Alterations on the Premises required by Landlord to be removed as aforesaid, or any part or parts thereof so designated by Landlord at the time of Landlord’s approval, shall be removed from the Premises and the Premises restored to the same or better condition than existed immediately prior to the construction of the Alteration, reasonable wear and tear excepted.

F.                                      During the Term, Tenant shall have the exclusive right without first obtaining Landlord’s prior written consent, but subject to compliance with all Laws and Encumbrances, to install, operate, maintain, remove and/or relocate any and all automatic teller machines, teller cash recycling machines and any other similar equipment or technology generally used in the banking industry (“ATMs”), safe deposit boxes, overnight deposit boxes, drive-up teller kiosks and any associated improvements in the Buildings or on the Property, at Tenant’s sole discretion, but subject to the provisions of Article 15.  The ATMs shall be deemed Tenant’s Personal Property hereunder and remain the sole property of Tenant, and shall be removed by Tenant at the expiration or earlier termination of this Lease, Tenant being solely responsible for any repairs made necessary by such removal to bring the Premises to the same or better condition as on the Commencement Date, reasonable wear and tear excepted.  Notwithstanding anything to the contrary herein, Tenant shall have the right, but not the obligation, to remove any safe deposit boxes, overnight deposit boxes, drive-up teller kiosks and any associated improvements, on or prior to surrendering the Premises, provided that, if Tenant elects to not so remove such property, they shall become Landlord’s personal property on expiration or termination of this Lease and further provided that, if Tenant removes such items, Tenant shall be solely responsible for any repairs made necessary by such removal to bring the Premises to the same or better condition as on the Commencement Date, reasonable wear and tear excepted.

16.          ENTRY BY LANDLORD.  Subject to Section 17, except in emergency situations, Landlord or Landlord’s Representatives shall have the right to enter, from time to time, the Premises or any portion thereof during Normal Working Hours (or at such other times as approved by Tenant, which approval shall not be unreasonably withheld or delayed) to (i) inspect the Premises, (ii) exercise its rights and/or obligations under this Lease, or (iii) show the Premises to prospective purchasers, lenders or, during the last twenty-four (24) months of the Term or any Renewal Term, to prospective tenants; and Tenant shall not be entitled to any abatement or reduction of Base Rent by reason thereof, nor shall such entry or action by Landlord constitute an actual or constructive eviction or repossession, without Landlord’s express intention to do so as expressed in writing.  No such entry shall be deemed an eviction of Tenant.  At any time during which Landlord or Landlord’s Representatives are on the Premises, they shall use commercially reasonable efforts to not interrupt or interfere with Tenant’s use of the Premises and shall not cause any damage or injury to persons or property on the Premises.

17.                               SECURITY.

A.                                    “Tenant Security Requirements” shall mean that Tenant requires prior written notification of at least five (5) business days prior to Landlord’s intent to enter the Premises pursuant to Section 16, except in emergency situations.  At all times while on the Premises, Landlord’s Representatives shall be prepared to provide proper identification.  All parties, including, but not limited to, Landlord, prospective purchasers, lenders or tenants, may, at Tenant’s election, be accompanied by an employee of Tenant at all times while within the Premises and must also provide proper identification at all times.  If Landlord intends to show the Premises to prospective purchasers, lenders or tenants, Landlord shall additionally provide Tenant the name of such prospective purchaser, lender or tenant, and, if such prospective purchaser, lender or tenant is reasonably determined by Tenant to be a competitor of Tenant, Tenant shall, at Tenant’s option, have at least three (3) business days to make any arrangements to further secure the Premises prior to the tour of the Premises with such prospective purchaser, lender or tenant.

B.                                    Notwithstanding anything herein to the contrary, Landlord hereby acknowledges and agrees that Landlord and its agents, employees, contractors and invitees shall only have the right to enter any vaults or other areas designated or marked by Tenant as “Restricted”, “secure areas” or otherwise with the prior written consent of Tenant, which consent may be withheld in Tenant’s reasonable discretion, and if Tenant’s consent is granted, any such entry shall be made only with a representative of Tenant being present (except that Tenant’s consent and presence during entry shall not be required in the case of emergencies, in which case reasonable advance notice, taking into account the type of emergency, shall be required).  In no event shall Tenant be required to provide Landlord with access to Tenant’s alarm code or keys or other independent means of entry to the Premises or any portion thereof.

18.                               TENANT’S INSURANCE OBLIGATIONS.

A.                                    During the Term, Tenant shall provide and maintain property insurance on the Buildings and other improvements on the Property on an all-risk basis against physical loss or damage by fire and all other risks and perils, including but not limited to, flood, earthquake, and windstorm, in amounts no less than the full replacement cost, excluding excavations, footings and foundations, and with a deductible no greater than $25,000.  Such insurance shall be on terms (i) that are no less favorable than insurance covering other similar properties owned or operated by Tenant; (ii) that have an agreed amount endorsement or with no co-insurance provisions; and (iii) with no exclusions for vandalism, malicious mischief, sprinkler leakage or acts of hostile groups.  Boiler and Machinery Coverage shall be procured either by endorsement to the property policy or under a separate placement in an amount no less than 100% of the replacement cost or as otherwise approved in writing by Landlord.  The property insurance shall (a) include an interim payments (or partial payment) clause allowing for the insurer to advance partial payments as mutually agreed between the insurer and Tenant; (b) cover loss sustained when access to all or a portion of a Building is prevented due to an insured peril at a location in the vicinity of the Premises; (c) cover loss sustained due to the action of a public authority preventing access to a Building provided such order is the direct result of physical damage of the type insured against at a Building or within 1,000 feet of it; (d) insure loss caused by damage or mechanical breakdown; (e) provide an ordinance or law extension; (f) cover loss sustained due to the accidental interruption or failure of supplies of electricity, gas, sewers, water or telecommunication up to the terminal point of the utility supplier with the Premises; (g) name Landlord and its lender(s) and other designees as loss payees and contain a lender loss payee endorsement; and (h) contain an endorsement providing coverage for cleanup of sudden and accidental pollution releases, with a sub-limit of at least $100,000.  In addition to the foregoing coverages on the Buildings and other improvements, Tenant shall maintain property insurance covering Tenant’s machinery, equipment, furniture, fixtures, and all other Tenant’s Personal Property at a limit of liability of not less than the full replacement cost.  During the period of any restoration and repair of the Premises, Tenant shall maintain an “all-risk” Builder’s Risk policy on a completed value basis for the full replacement cost of the property being repaired and restored.

B.                                    During the Term, Tenant shall also provide and maintain the following insurance at the terms and in the limits specified below:

(1)                                 Commercial General Liability Insurance against claims for third party Bodily Injury, Personal/Advertising Injury, Property Damage, and Products/Completed Operations Liability.  Such insurance shall be written on an occurrence basis and such coverage shall include, but not be limited to, assumed contractual liability for the performance by Tenant of the indemnity agreements set forth in this Lease to which this insurance applies, cross liability, and/or severability of interests.  Limits shall be no less than $1 million per occurrence and $2 million general aggregate with no retention or self insurance provision unless otherwise agreed to in writing in advance by the Landlord.  Tenant shall cause Landlord and its lender or other designees to be named as additional insureds under such insurance.

(2)                                 Workers Compensation and Employer’s Liability Insurance insuring against and satisfying Tenant’s obligations and liabilities under the workers compensation laws of the jurisdiction in which the Premises are located, with Employers Liability minimum limits per insured of $500,000 Bodily Injury each accident; $500,000 Bodily Injury by disease, each employee; $500,000 Bodily Injury by disease policy limit.  Policies shall include Voluntary Coverage.

(3)                                 Automobile Liability Insurance for liability arising out of claims for bodily injury and property damage arising from owned (if any), leased (if any), non-owned and hired vehicles used in the performance of the business, with a combined single limit of $1 million per accident for bodily injury and property damage and containing appropriate no-fault insurance provisions wherever applicable.

(4)                                 Umbrella or Excess Liability Insurance written on an occurrence basis and covering claims in excess of the underlying insurance described in the foregoing subsections (1), (2) and (3) above, with a $25 million minimum limit per occurrence.  Such insurance shall contain a provision that it will drop down as primary and noncontributory insurance in the event that the underlying insurance policy aggregate is exhausted.

(5)                                 As and to the extent Tenant engages in (i) the sale of alcoholic beverages, liquor liability insurance, and/or (ii) the sale or use of gasoline or other petroleum products, Tenant shall procure pollution legal liability insurance covering each location with a retroactive date corresponding to the first occupation by Tenant with a minimum limit of Ten Million Dollars ($10,000,000) for each incident which coverage shall be primary and non-contributory and should also include coverage for any underground storage tanks located on the Property.

C.                                    The required limits and coverages of all insurance set forth in Subsections 18.A. and 18.B. above may be reasonably adjusted by Landlord from time to time (but not more frequently than once every five (5) years) in conformity with the then prevailing custom of insuring liability in Comparable Buildings in the municipality in which the Premises is located.

D.                                    In the event of a casualty or other loss under any property insurance policy, Tenant shall pay to Landlord the lesser of the amount of the deductible or the full amount of the loss in the case of a loss in an amount less than the deductible, which payment shall be treated in the same manner as insurance proceeds.  Tenant shall also cause all such property policies to permit Tenant’s waiver of claims against Landlord under Section 20 for matters covered thereby.  Tenant shall cause Landlord and its lender holding a first lien against the Premises (if Landlord has notified Tenant of the name and address of its lender) and any superior lessor or fee owner to be named as loss payees and/or mortgagees, as their interests may appear, under all property insurance policies and shall cause the coverage to continue for Landlord’s benefit notwithstanding any act or omission on Tenant’s part.  By this Section 18 Tenant intends that the risk of loss or damage to the Premises and all property thereon, including Personal Property and Tenant’s Personal Property described above, be borne by responsible property insurance carriers and Tenant hereby agrees to look solely to, and to seek recovery only from, its respective property insurance carriers, in the event of a loss of a type described above to the extent that such coverage is agreed to be provided hereunder.  For this purpose, any applicable deductible shall be treated as though it were recoverable under such policies

E.                                     All insurance required to be maintained by Tenant pursuant to this Section 18 must be maintained with insurers authorized to do business in the jurisdiction in which the Premises are located.  In the event that Tenant retains another insurer other than Travelers Insurance Company or CNA Insurance Company, such entity shall be required to have an A.M. Best Company Rating of at least A/VIII or Standard and Poor’s Rating of at least A.  Tenant shall provide to Landlord, and at each renewal of expiring policies, such certificates as may be reasonably required to establish that the insurance coverage required by this Section 18 is in effect from time to time and that the insurer(s) have agreed to give Landlord and its lenders at least ten (10) days notice prior to any non renewal or cancellation of, or material modification to, the required coverage.  Landlord and Tenant shall cooperate with each other in the collection of any insurance proceeds which may be payable in the event of any loss, including the execution and delivery of any proof of loss or other actions required to effect recovery.  Tenant shall cause all liability and property policies maintained by Tenant to be written as primary policies, not contributing with and not supplemental or excess to any coverage that Landlord or its lender may carry.

F.                                      Tenant may provide the insurance required by virtue of the terms of this Lease by means of a combination of primary and excess or umbrella coverage and by means of a policy or policies of blanket property insurance so long as (i) the amount of the total insurance allocated to the Premises under the terms of the blanket policy or policies furnishes protection equivalent to that of separate policies in the amounts required by the terms of this Lease, and (ii) the blanket policy or policies comply in all other respects with the other requirements of this Lease.

G.                                    If Tenant fails to obtain the insurance coverage, as set forth in this Section 18 and does not cure its failure within five (5) days after written notice from Landlord, Landlord may, at its option, obtain such insurance for Tenant, and Tenant shall, upon demand, pay, as additional Rent, the cost thereof.

H.                                   All policies of insurance required to be maintained pursuant to this Lease shall be endorsed so that if at any time should they be not renewed, canceled, coverage be reduced (by any party including the insured) which affects the interests of the Landlord or its lender(s) such non-renewal cancellation or reduction shall not be effective as to Landlord and its lender(s) for thirty (30) days, except for non-payment of premium which shall be for ten (10) days after receipt by the Landlord of written notice from such insurer of such cancellation or reduction.  In addition to the foregoing, all policies of insurance required to be maintained pursuant to this Lease shall contain terms in accordance with Tenant’s normal business practice and reasonably acceptable to Landlord and shall (i) contain a severability of interest and a cross-liability clause; (ii) name Landlord, its lender, any ground lessor of the Property and other entities as additional insureds or loss payees, as required by contract; and (iii) be endorsed to waive any rights of subrogation against Landlord, its lenders, and their respective officers, directors, employees, agents, partners, and assigns.  All policies of insurance required to be maintained pursuant to this Lease (other than in respect to automobile liability or workers compensation insurance) shall insure the interests of Landlord and Tenant regardless of any breach or violation by Tenant or any other party of warranties, declarations or conditions contained in such policies, any action or inaction of Tenant or others.

I.                                        Prior to the Commencement Date and at least ten (10) days prior to each policy anniversary, Tenant shall furnish the Landlord with certificates of insurance or binders, in a form reasonably acceptable to Landlord evidencing all of the insurance required by the provisions of this Lease for the benefit of Landlord and required to be in force by the provisions of this Lease.  Such certificates of insurance/binders shall be executed by each insurer in the case of the property policies, and in the case of liability policies, by each insurer or by an authorized representative of each insurer where it is not practical for such insurer to execute the certificate itself.  Such certificates of insurance/binders shall identify underwriters, the type of insurance, the insurance limits and deductibles and the policy term and shall specifically list the special provisions enumerated for such insurance required by this Lease and shall be substantially in the form attached hereto as Exhibit “D” and made a part hereof.  Upon the occurrence and during the continuation of an Event of Default by Tenant, Landlord may request, and Tenant shall furnish, certified copies of all insurance policies required to be carried by Tenant pursuant to this Lease.

J.                                        The parties acknowledge that as of the Commencement Date Tenant and Landlord have obtained a Real Estate Environmental Liability insurance policy issued by Steadfast Insurance Company (Zurich) dated [     ], 2016 as policy number [     ] (the “Environmental Policy”), naming Landlord and Tenant (and other parties) as insured parties.  Upon the written request of the other party, Landlord and Tenant shall cooperate in good faith in submitting, pursuing and appealing any claims under the Environmental Policy and any responses from the insurer thereto, provided that the responding party shall not be required to incur out-of-pocket costs in connection with such cooperation.  Upon Tenant’s written request, Landlord shall provide Tenant a copy of the Environmental Policy and associated insurance certificate.  In the event Landlord reasonably believes that (i) it has a claim against Tenant pursuant to Subsection 33.E., and (ii) the subject matter of that claim is insured under the Environmental Policy hereof, prior to making a claim against Tenant under Subsection 33.E. Landlord shall make a claim under the Environmental Policy.  If (i) Landlord reasonably believes the Environmental Policy does not cover the claim (or is less than the deductible or more than the cap), (ii) the Environmental Policy is no longer in existence or is not available to Landlord, or (iii) the insurance company denies all or part of such claim for any reason or no reason, Landlord may make a claim against Tenant under Subsection 33.E. hereof. For the avoidance of doubt, the presence or absence of the Environmental Policy or the acceptance or denial of a claim made pursuant to the Environmental Policy for any reason whatsoever does not affect the rights and obligations of the Landlord and Tenant hereunder, including, without limitation Tenant’s rights and Landlord’s obligations under Subsection 33.E.  Neither party hereto may amend, modify, terminate or adversely affect the Environmental Policy without the prior written consent of the other party hereto, provided that, for the avoidance of doubt, Landlord and Tenant agree that a party making a claim on the Environmental Policy or otherwise exercising its rights thereunder shall not be deemed to amend, modify, terminate or adversely affect the Environmental Policy for purposes of this Lease.

19.          OFAC.

A.                                    Tenant has taken all reasonable measures, in accordance with all applicable Anti-Money Laundering Laws, with respect to each holder of a direct or indirect ownership interest in the Tenant, to assure that funds invested by such holders in the Tenant are derived from legal sources; provided, however, none of the foregoing shall apply to any person to the extent that such person’s interest in Tenant is in or through an entity, whose stock or shares are listed and traded on any recognized stock exchange located in the United States (a “U.S. Publicly-Traded Entity”).

B.                                    Tenant hereby represents and warrants that neither Tenant, nor, to the actual knowledge of Tenant, any persons or entities holding any legal or beneficial ownership interest (direct or indirect) whatsoever in Tenant (1) has been designated by the President of the United States or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. § 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or named on the following list that is published by OFAC:  “List of Specially Designated Nationals and Blocked Persons” (collectively, “Prohibited Persons”), (2) is under investigation by any governmental authority for, or has been charged with, or convicted of, any violation of any Anti-Money Laundering Laws, or drug trafficking, terrorist-related activities or other money laundering predicated crimes or a violation of the BSA, (3) has been assessed civil penalties under these or related laws, or (4) has had any of its funds seized or forfeited in an action under these or related laws; provided, however, none of the foregoing shall apply to any person to the extent that such person’s interest is in or through a U.S. Publicly-Traded Entity.  If the foregoing representations are untrue at any time during the Term and Landlord suffers actual damages as a result thereof, an Event of Default by Tenant will be deemed to have occurred, without the necessity of notice to Tenant.

C.                                    Tenant has taken reasonable steps, consistent with industry practice for comparable organizations and in any event as required by law, to ensure that the Tenant is and shall be in compliance with all (1) Anti-Money Laundering Laws and (2) OFAC Laws and Regulations.  Tenant will not during the Term knowingly engage in any transactions or dealings, or knowingly be otherwise associated, with any Prohibited Persons in connection with the use or occupancy of the Premises.  A breach of the representations contained in this Section 19 by Tenant as a result of which Landlord suffers actual damages shall constitute a material breach of this Lease and shall entitle Landlord to any and all remedies available hereunder, or at law or in equity.

D.                                    All references to “the actual knowledge of Tenant”, “Tenant’s actual knowledge” or words of similar import shall mean and refer to only the actual knowledge, without any duty of investigation or inquiry, of the Chief Financial Officer of Tenant.

20.          WAIVER OF SUBROGATION.  Notwithstanding anything to the contrary set forth in this Lease, to the fullest extent permitted by Law, neither Landlord nor Tenant shall be liable (by way of subrogation or otherwise) to the other party (or to any insurance company insuring the other party) for any loss or damage to the property of the releasing party to the extent the loss or damage is covered by property insurance carried or required by this Lease to be carried by the releasing party EVEN THOUGH SUCH LOSS MIGHT HAVE BEEN OCCASIONED BY THE NEGLIGENCE OR WILLFUL ACTS OR OMISSIONS OF THE LANDLORD OR TENANT OR THEIR RESPECTIVE EMPLOYEES, AGENTS, CONTRACTORS OR INVITEES.  Landlord and Tenant shall give each insurance company which issues policies of insurance, with respect to the items covered by this waiver, written notice of the terms of this mutual waiver, and shall have such insurance policies properly endorsed, if necessary, to prevent the invalidation of any of the coverage provided by such insurance policies by reason of such mutual waiver.  For the purpose of the foregoing waiver, the amount of any deductible or self-insured retention applicable to any loss or damage shall be deemed covered by, and recoverable by the insured under the insurance policy to which such deductible or self-insured retention relates.  Each party shall pay any additional expense, if any, for obtaining such waiver.

21.          FIRE OR OTHER CASUALTY.

A.                                    All proceeds (except business interruption insurance proceeds not allocated to Rent expenses) payable by reason of any property loss, damage, or destruction of or to the Premises by fire or other casualty, or any portion thereof, under any property policy of insurance required to be carried hereunder, shall be paid to Landlord Mortgagee if required under any Landlord Mortgage, if any (or if none, to Landlord), to be held in trust for purpose of restoration of the Premises and made available to Tenant upon request and in accordance with Landlord Mortgagee’s customary procedures, or if there is no Landlord Mortgagee, by Landlord, pursuant to the procedures set forth in this Section 21 for the reasonable costs of preservation, stabilization, emergency restoration business interruption (other than any amount allocated to Rent expenses), reconstruction and repair, as the case may be, of any damage to or destruction of the Premises, or any portion thereof; provided, however, that the portion of such proceeds that are attributable to Tenant’s obligation to pay Rent shall be applied against Rent due by Tenant hereunder.  If such proceeds are not made available to Tenant despite Tenant’s compliance with such customary procedures, Tenant shall have no obligation to restore the Premises.  All proceeds paid to Tenant shall be used first for the repair of any damage to the Premises (other than such payment of Rent).  Any excess proceeds of insurance remaining after the completion of the restoration or reconstruction of the Premises to substantially the same condition as existed immediately before the damage or destruction and with materials and workmanship of like kind and quality and to Landlord’s reasonable satisfaction, and in accordance with the general terms and conditions of Exhibit “F” attached hereto, as applicable (collectively, “Restoration Standards”), shall be provided to Tenant.  All salvage resulting from any risk covered by insurance for damage or loss to the Premises shall belong to Tenant.  Tenant shall have the right to prosecute and settle insurance claims, provided that Tenant shall consult with and involve Landlord in the process of adjusting any insurance claims under this Section 21.

B.                                    Subject to the customary provisions of any Landlord Mortgage, and subject to the terms of this Section 21, Landlord Mortgagee or Landlord shall make available to Tenant the insurance proceeds (net of all reasonable administrative and collection costs, including reasonable attorneys’ fees) paid to Landlord for such repair and rebuilding of the Premises as it progresses (other than business interruption proceeds to be applied to Rent as aforesaid).  Payments shall be made against certification of the architect responsible for the supervision of the repairs and rebuilding that the work had been performed substantially in conformance with the approved plans and specifications therefor and the value of the work in place is equal to not less than one hundred ten percent (110%) of the aggregate amount advanced by Landlord for the payment of such work.  Prior to commencing the repairing and rebuilding, Tenant shall deliver to Landlord for Landlord’s approval a schedule setting forth the estimated monthly draws for such work.  Subject to the provisions of any applicable Landlord Mortgage, Landlord shall contribute to such payments, out of the insurance proceeds being held in trust by Landlord, an amount equal to the proportion that the total net amount so held by Landlord bears to the total estimated cost of repairing and rebuilding, multiplied by the payment by Tenant on account of such work.  Landlord may, however, withhold ten percent (10%) from each payment until the work has been completed and unconditional lien releases and/or other proof has been furnished to Landlord that no lien or liability has attached, or will attach, to the applicable Building or the Property or to Landlord in connection with repairing, reconstructing and rebuilding.

C.                                    If the Premises is damaged by fire or other casualty, whether or not from a risk covered by insurance, Tenant shall give Landlord prompt written notice thereof, and within thirty (30) days after the occurrence of the casualty, Tenant shall provide Landlord with a notice detailing Tenant’s good faith estimate, based on consultations with and supported by reports and recommendations of qualified architects and contractors, of the length of time (the “Estimated Repair Period”) that it will take following commencement of construction to complete the reconstruction, restoration and repair of the Premises, using customary construction techniques and assuming normal working conditions and work schedules, to reconstruct, restore or repair the Premises in accordance with the terms of this Section 21 and the Restoration Standards.  If a fire or other casualty causes (i) a total destruction of the Buildings or a destruction of same such that the Premises, and the Estimated Repair Period exceeds twelve (12) months (“Total Destruction”), or (ii) a partial destruction of the Premises which occurs during the last twelve (12) months of the Initial Term or any exercised Renewal Term (“12-Month Destruction”), then in either such event, Tenant may elect not to restore the Premises and terminate this Lease by the delivery of written notice thereof to Landlord (the “Termination Notice”) no later than forty-five (45) days after the date of the casualty and upon such termination neither party shall have any obligation to the other under this Lease.  If Tenant elects to terminate this Lease pursuant to this Subsection 21.C., an amount (“Casualty Proceeds”) shall be paid by Tenant to Landlord or Landlord’s Mortgagee, if applicable, that is equal to all insurance proceeds attributable such damage or destruction.  Rent shall continue unabated until the date of termination.  Tenant waives any statutory rights of termination which may arise by reason of any damage or destruction of the Premises but such waiver shall not affect any contractual rights granted to Tenant under this Section 21.

D.                                    In the event of a fire or other casualty and this Lease is not terminated under and in accordance with Subsection 21.C. above, Tenant shall, at its expense regardless of the amount of any such damage or destruction and whether or not the Casualty Proceeds, if any, shall be sufficient for the purpose, cause the Premises to be repaired, restored and replaced in accordance with all Law, this Section 21 and the Restoration Standards, as expeditiously as practicable using reasonable diligence to a condition as nearly as practicable to that which existed immediately prior to occurrence of the fire or other casualty and otherwise in a good workmanlike manner, using new materials of like quality.

E.                                     No damage or destruction of the Premises as a result of fire or any other hazard, risk or casualty whatsoever shall relieve Tenant from Tenant’s liability to pay the full Rent payable under this Lease, except as otherwise expressly provided in this Section 21.

F.                                      The provisions of this Lease, including this Section 21, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, and any Law with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any similar or successor Laws now or hereinafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises.

22.          CONDEMNATION.

A.                                    Tenant and Landlord shall promptly give the other written notice upon knowledge of the actual or threatened commencement of any condemnation or eminent domain proceeding or other governmental taking affecting the Premises, and, to the extent not otherwise received, shall deliver to the other copies of any and all papers served in connection therewith.  Subject to the remainder of this Section 22, if during the Term all or any part of the Premises shall be taken for any public or any quasi-public use under any statute or by right of eminent domain or by private purchase in lieu thereof, all compensation awarded or paid as a result thereof shall belong to and be the property of Landlord without any participation by Tenant and without any deduction therefrom for any estate hereby vested in or owned by Tenant and Tenant hereby irrevocably assigns to Landlord any award or payment to which Tenant may be or become entitled by reason of any taking of the Premises or any part thereof, subject to the other provisions of this Section 22.  Landlord shall have the exclusive power to collect, receive and retain any such award proceeds and to make any compromise or settlement in connection with such award, subject to Landlord’s making available any award for Tenant’s restoration obligations hereunder.  Nothing herein shall be deemed to preclude Tenant from prosecuting any claim directly against the condemning authority in such condemnation proceeding for loss of business or depreciation to, damage to or cost of removal of, or for value of, stock, trade fixtures, furniture, machinery, equipment and other personal property belonging to Tenant, provided that no such claim shall diminish or otherwise adversely affect Landlord’s award.  Tenant agrees to execute any and all further documents that may be required in order to facilitate collection by Landlord of any and all awards.  Tenant, in cooperation with Landlord, shall have the right to participate in any condemnation proceedings for the purpose of protecting Tenant’s interest hereunder.

B.                                    If during the Term all or substantially all of the Premises shall be taken for any public or any quasi-public use under any statute or by right of eminent domain or by private purchase in lieu thereof the entire Premises or any substantial portion of the Premises which is sufficient to render the remaining portion of the Premises thereof unsuitable to be operated on a commercially practicable basis as it was immediately prior to such taking, taking into account, among other relevant factors, the amount of square footage and estimated revenue affected by such taking, then Tenant shall, not later than thirty (30) days after any such taking, give notice to Landlord of its intention to terminate this Lease on any business day specified in such notice which occurs not less than sixty (60) nor more than one hundred eighty (180) days after such taking.  In such event, this Lease shall terminate on the date set forth in the notice provided by Tenant and upon such termination neither party shall have any obligation to the other under this Lease.  Without limiting the foregoing, a taking of substantially all of the Premises under this Subsection 22.B. shall be deemed to have occurred if (i) fifty percent (50%) or more of the square footage of the Premises shall have been subject to a taking, or (ii) there shall have been a loss of access, ingress or egress, parking capacity or any other appurtenance necessary for the operation of the Premises substantially in the manner in which it had previously been operated and there is no reasonably equivalent replacement therefor.

C.                                    If during the Term all or any part of the Premises shall be taken for any public or any quasi-public use under any statute or by right of eminent domain or by private purchase in lieu thereof and if the Lease is not terminated pursuant to Subsection 22.B, as expressly provided in Subsection 22.B., then this Lease shall continue in full effect without abatement or reduction of Rent or other sums payable by Tenant under this Lease (except to the limited extent provided below), notwithstanding such taking or private purchase.  Tenant shall, promptly after any such taking and at its expense (regardless of whether any awards are available as a result of such taking), repair any damage caused by any such taking in accordance with this Section 22 and the Restoration Standards and so that, after the completion of such repair, the Premises shall be, as nearly as possible, in a condition as good as the condition thereof immediately prior to such taking, except for ordinary wear and tear.  In the event of any such lesser taking as described in this Subsection 22.C., all of the net award collected by Landlord pursuant to Subsection 22.A. shall be held by Landlord or Landlord’s Mortgagee and applied and paid over toward the cost of repair of damage due to such taking against certificates of Tenant, signed by an authorized officer of Tenant, delivered to Landlord from time to time as such repair progresses or is completed, each such certificate describing such repair for which Tenant is requesting payment, the cost incurred by Tenant in connection therewith and stating that Tenant has not theretofore received payment for such repair.  If such proceeds are not made available to Tenant, Tenant shall have no obligation to make such repair.  If the cost of repairs shall exceed the net award collected by Landlord, Tenant shall pay the deficiency.  Any balance remaining in the hands of Landlord after payment of such costs of demolition, repair and restoration shall be split by Landlord and Tenant such that Tenant shall retain an amount equal to such balance multiplied by a fraction, where the numerator is the number of years remaining in the Term divided by the number of years of the Term and the Landlord shall retain the remainder of such balance, provided that if Tenant subsequently exercises a Termination Right, if applicable, the excess proceeds shall be recalculated as if the Term ended on the effective date of the termination of this Lease, and Tenant shall, on such date, pay to Landlord any resulting overpayment.

D.                                    If the use or occupancy of the Premises or any portion thereof shall be temporarily requisitioned by any governmental authority, civil or military, then this Lease shall continue in full effect notwithstanding such requisition, without abatement or reduction of Rent or other sums payable by Tenant hereunder, and Tenant shall be entitled to receive the entire net award payable by reason of such temporary requisition.

23.          INDEMNIFICATION.

A.                                    Notwithstanding the existence of any insurance required to be provided hereunder (but not in duplication thereof), and without regard to the policy limits of any such insurance, and in addition to and not in limitation of any other indemnity provided in this Lease, and subject to the provisions of Subsection 23.C., Tenant shall protect, indemnify, defend and hold all Indemnified Parties harmless from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, losses, costs, fees and expenses, including without limitation reasonable counsel fees and court costs, to the maximum extent permitted by Law, imposed upon, asserted against, suffered or incurred by any Indemnified Party directly or indirectly by reason of any claim, suit or judgment obtained or brought by or on behalf of any person or persons against any Indemnified Party, for damage, loss or expense due to, but not limited to, bodily injury or property damage sustained by such person or persons, which arise out of, are occasioned by, or are in any way attributable to the following events occurring during the Term:  (i) Tenant’s use and occupancy of the Premises; (ii) the conduct of Tenant’s business; (iii) any activity, work or thing done or permitted by Tenant in or about the Premises, (iv) the condition of the Premises during the Term if and to the extent the obligation of Tenant under this Lease; (v) any breach or default in the performance of any obligation to be performed by Tenant beyond the expiration of any applicable notice and cure periods under the terms of this Lease or arising from any act, neglect, fault or omission of Tenant or Tenant’s Representatives; or (vi) any accident, injury to or death of any person or damage to any property howsoever caused in or on the Premises during the Term, except to the extent that any of such claims, actions, demands, judgments, damages, liabilities or expenses arise from or are caused by the gross negligence or willful misconduct of Landlord or Landlord’s Representatives.  Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against any Indemnified Party (“Landlord Claim”).  If at any time an Indemnified Party shall have received written notice of or shall otherwise be aware of any Landlord Claim which is subject to indemnity under this Subsection 23.A., such Indemnified Party shall give reasonably prompt written notice of such Landlord Claim to Tenant; provided, that, except to the extent Tenant is prejudiced in its defense of such Landlord Claim, (I) such Indemnified Party shall have no liability for a failure to give notice of any Landlord Claim and (II) the failure of such Indemnified Party to give such a notice to Tenant shall not limit the rights of such Indemnified Party or the obligations of Tenant with respect to such Landlord Claim.  Tenant shall have the right to control the defense or settlement of any Landlord Claim, provided, that (1) if the compromise or settlement of any such Landlord Claim shall not result in the complete release of such Indemnified Party from the Landlord Claim so compromised or settled, the compromise or settlement shall require the prior written approval of such Indemnified Party, not to be unreasonably withheld, conditioned or delayed and (2) no such compromise or settlement shall include any admission of wrongdoing on the part of such Indemnified Party, provided, further, that an Indemnified Party shall have the right, but not the obligation at its election and sole cost and expense, to participate fully in the defense of any Landlord Claim with counsel of its choice.  Without limiting the foregoing and notwithstanding any provision to the contrary in this Lease, no Indemnified Party shall voluntarily agree to accept or incur liability for any Landlord Claim, or waive, toll or extend any applicable limitations period with respect to any Landlord Claim.  Tenant’s liability under this Section 23 shall survive the expiration or earlier termination of this Lease.

B.                                    Landlord shall indemnify, defend and hold Tenant and Tenant’s Representatives harmless from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, losses, costs, fees and expenses, including without limitation reasonable counsel fees and court costs, to the maximum extent permitted by Law, imposed upon asserted against, suffered or incurred by any of them directly or indirectly by reason of any claim, suit or judgment obtained or brought by or on behalf of any person or persons against Tenant or Tenant’s Representatives, for damage, loss or expense due to, but not limited to bodily injury or property damage sustained by such person or persons, which arise out of, are occasioned by, or are in any way attributable to any breach or default in the performance of any obligation to be performed by Landlord beyond the expiration of any applicable notice and cure periods under the terms of this Lease, except to the extent any such claims, actions, demands, judgments, damages, liabilities or expenses arise from or are caused by or the gross negligence or willful misconduct of Tenant or Tenant’s Representatives.  Landlord, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Tenant or any of Tenant’s Representatives (“Tenant Claim”).

If at any time Tenant or any of Tenant’s Representatives shall have received written notice of or shall otherwise be aware of any Tenant Claim which is subject to indemnity under this Subsection 23.B., such party shall give reasonably prompt written notice of such Tenant Claim to Landlord; provided, that, except to the extent Landlord is prejudiced in its defense of such Tenant Claim, (i) such party shall have no liability for a failure to give notice of any Tenant Claim and (ii) the failure of such party to give such a notice to Landlord shall not limit the rights of such party or the obligations of Landlord with respect to such Tenant Claim.  Landlord shall have the right to control the defense or settlement of any Tenant Claim, provided, that (1) if the compromise or settlement of any such Tenant Claim shall not result in the complete release of such indemnified party from the Tenant Claim so compromised or settled, the compromise or settlement shall require the prior written approval of such indemnified party, not to be unreasonably withheld, conditioned or delayed and (2) no such compromise or settlement shall include any admission of wrongdoing on the part of such indemnified party, provided, further, that such indemnified party shall have the right, but not the obligation at its election and sole cost and expense, to participate fully in the defense of any Tenant Claim with counsel of its choice.  Without limiting the foregoing and notwithstanding any provision to the contrary in this Lease, neither Tenant nor any of Tenant’s Representatives shall voluntarily agree to accept or incur liability for any Tenant Claim, or waive, toll or extend any applicable limitations period with respect to any Tenant Claim.  Landlord’s liability under this Section 23 shall survive the expiration or earlier termination of this Lease.

C.                                    Except to the extent prohibited by Law, caused by the negligence or willful misconduct of Landlord or the Indemnified Parties or subject to indemnification by Landlord under this Lease, Tenant hereby expressly releases Landlord, and Landlord Mortgagee and all Indemnified Parties from, and waives all claims for, damage or injury to person, theft, loss of use of or damage to property and loss of business sustained by Tenant and resulting from the Premises, including any Buildings, Property, Personal Property or Tenant’s Personal Property or any part thereof or any equipment therein or appurtenances thereto becoming in disrepair, or resulting from any damage, accident or event in or about the Premises.  Without limiting the generality of the foregoing, this Subsection 23.C. shall apply particularly, but not exclusively, to:  flooding, damage caused by Building equipment and apparatuses, water, snow, frost, steam, excessive heat or cold, broken glass, sewage, gas, odors, excessive noise or vibration, death, loss, conversion, theft, robbery, or the bursting or leaking of pipes, plumbing fixtures or sprinkler devices.

24.          ASSIGNMENT AND SUBLETTING.

A.                                    Tenant shall have the right, without Landlord consent and without release of Tenant’s liability hereunder, to assign or otherwise transfer this Lease, voluntarily or involuntarily, by operation of law or otherwise, or sublet the whole or any part of the Premises (collectively, “Transfer”) to any third party, including, but not limited to, an Affiliate of Tenant, provided that the use of the Premises by the proposed subtenant/assignee (i) will not violate or create any potential violation of any Law; (ii) will not violate any Permitted Encumbrances, provided that Landlord shall not be permitted to place or cause or permit to be placed on the Premises any Encumbrance that would adversely affect Tenant’s use or occupancy of the Premises or a portion thereof or Tenant’s ability to effectuate a Transfer; and (iii) will be consistent with the uses, including the Alternative Uses, described in Subsection 4.A.  Tenant shall give prompt written notice to Landlord of any such Transfer.  In no event shall any Transfer of this Lease be subject to a profit sharing arrangement with Landlord or allow Landlord to recapture the Premises or any portion thereof.

B.                                    Notwithstanding the foregoing, Tenant may Transfer all of its rights and obligations under this Lease, and terminate, and relieve itself of, all liability hereunder, to any bank, financial institution, corporation, partnership, limited liability company or other legal entity that (i) acquires all or substantially all of the assets or voting stock of Tenant, (ii) is the surviving entity of a merger, share exchange or other combination with Tenant, or (iii) results from a consolidation, reorganization or recapitalization of Tenant with some other solvent corporation, partnership or other legal entity; provided that in each case the successor tenant or successor Tenant Party (if not the named Tenant herein, the Affiliate) assumes all of such Tenant’s obligations under this Lease; and provided further that:

(1)                                 either:

(a)                                 immediately prior to the consummation of the transaction described in Subsections 24.B(i), (ii) or (iii), the counterparty to Tenant in such transaction has either (I) an investment grade issuer credit rating (currently designated as BBB-/Baa3 or higher, but subject to change) from a nationally recognized statistical rating organization that is then registered as such with the United States Securities and Exchange Commission (“NRSRO”) or (II) an issuer credit rating that is not less favorable than Tenant’s issuer credit rating immediately prior to the consummation of such transaction; or

(b)                                 (I) the successor tenant or surviving entity in the transaction described in Subsections 24.B(i), (ii) or (iii) has total consolidated stockholders’ equity immediately following the consummation of such transaction greater than or equal to the total consolidated stockholders’ equity of the original named Tenant as of the date of this Lease AND (II) immediately prior to the consummation of the transaction described in Subsections 24.B(i), (ii) or (iii), the counterparty to Tenant in such transaction has an Acceptable Tier 1 Common Equity Capital to Total Risk-Weighted Assets Ratio;

(2)                                 Tenant has received all necessary approvals from the applicable governmental entities, if any, for the transaction causing the Transfer to occur; and

(3)                                 the successor tenant or surviving entity (i) will not violate or create any potential violation of any Law in its use of the Premises; (ii) will not violate any Permitted Encumbrances, provided that Landlord shall not be permitted to place or cause or permit to be placed on the Premises any Encumbrance that would materially, adversely affect Tenant’s use or occupancy of the Premises or a portion thereof or Tenant’s ability to effectuate a Transfer; and (iii) will use the Premises consistently with the uses, including the Alternative Uses, described in Subsection 4.A.

C.                                    Except as set forth in Subsection 24.B., any Transfer that relieves Tenant of any liability shall require the consent of Landlord.

D.                                    Any Transfer requiring Landlord’s consent shall not relieve Tenant, or any person claiming by, through or under Tenant, of the obligation to obtain the consent of Landlord, pursuant to this Section 24, to any further Transfer.  In the event of a sublease, if there exists an Event of Default by Tenant, Landlord may collect rent from the subtenant without waiving any rights under this Lease while such Event of Default by Tenant is continuing.  Any rent Landlord may collect from any such subtenant will be first applied to the Rent due and payable under this Lease and any other amounts then due and payable and then applied to the Rent as it becomes due and payable under this Lease.  So long as Tenant is not in default under this Lease beyond applicable notice and cure periods, any rent collected by Landlord from such subtenant which exceeds the amounts which are due and payable by Tenant to Landlord will be delivered to Tenant.  The collection of the Rent and any other sums due and payable under this Lease, from a person other than Tenant shall not be a waiver of any of Landlord’s rights under this Subsection 24.D., an acceptance of assignee or subtenant as Tenant, or a release of Tenant from the performance of Tenant’s obligations under this Lease.

E.                                     No Transfer shall impose any additional obligations on Landlord under this Lease.  Tenant shall reimburse Landlord for Landlord’s reasonable costs and expenses (including reasonable attorneys’ fees) incurred in conjunction with the processing and documentation of any Transfer requiring Landlord’s consent that is actually consummated.

25.          LIENS.  Tenant will not, directly or indirectly, create or permit to be created or to remain, and will promptly discharge, at its expense, any mechanic’s, supplier’s or vendor’s lien, encumbrance or charge on the Premises or any part hereof.  The existence of any mechanic’s, supplier’s or vendor’s lien, or any right in respect thereof, shall not constitute a violation of this Section 25 if payment is not yet due upon the contract or for the goods or services in respect of which any such lien has arisen or, if Tenant is protesting or challenging such lien in good faith and has, within thirty (30) days after Tenant receives actual notice of such lien, bonded over such lien.  Nothing contained in this Lease shall be construed as constituting the consent or request of Landlord, expressed or implied, of any contractor, subcontractor, laborer, materialman or vendor to or for the performance of any labor or services or the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Premises or any part thereof, and any such contractor, subcontractor, laborer, materialman or vendor shall look solely to Tenant and Tenant’s interest in the Premises to secure the payment of any bills for any labor, services, or materials furnished.  Notice is hereby given that Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding the Premises or any part through or under Tenant, and that no mechanic’s or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Premises.  If Tenant has not removed any such lien or other encumbrance described above within thirty (30) days after written notice thereof to Tenant, Landlord may, but shall not be obligated to, pay the amount of such lien or other encumbrance or discharge the same by deposit, and the amount so paid or deposited shall constitute and be collectible with interest at the Default Rate.  Landlord hereby consents to the granting of a lien or security interest on the fixtures, furnishings, trade fixtures, furniture, computers, telephone systems, machinery, equipment and other of Tenant’s Personal Property installed or placed on the Premises by Tenant in connection with any credit facility that Tenant has or may have during the Term hereof, and Tenant shall give Landlord written notice of any such lien.

26.          TENANT’S DEFAULT.  The following events shall be deemed to be “Events of Default by Tenant” under this Lease:  (i) failure to pay Rent or any other monetary obligation as and when due, and such failure continues for five (5) business days after Tenant’s receipt of Landlord’s written notice thereof, provided that Landlord is required to give notice of such failure only twice in any consecutive 12-month period and Landlord is not required to give Tenant notice of default for the third and subsequent Rent and other payment defaults during any consecutive 12-month period so that for those defaults, an Event of Default occurs if Tenant fails to pay any Rent when due and the failure continues for a period of five (5) business days; (ii) abandonment of the Premises or any portion thereof with nonpayment of Base Rent; (iii) Tenant becomes insolvent, makes an assignment for the benefit of creditors, or institutes a proceeding under state or federal bankruptcy laws (or successor laws) or Tenant shall be adjudged bankrupt or insolvent in proceedings filed against Tenant; (iv) a writ of attachment or execution is levied on this Lease, or a receiver is appointed with authority to take possession of the Premises, which attachment, execution or receiver is not removed within thirty (30) days of filing or appointment of a receiver; (v) Tenant shall be liquidated or dissolved; (vi) Tenant shall violate Section 25 hereof; (vii) the estate or interest of Tenant in the Premises or any part thereof shall be levied upon or attached in any proceeding relating to more than Two Hundred Fifty Thousand Dollars ($250,000), and the same shall not be vacated, discharged or stayed pending appeal (or bonded or otherwise similarly secured payment) within the earlier of sixty (60) days after commencement thereof or thirty (30) days after receipt by Tenant of notice thereof from Landlord or any earlier period provided by law for obtaining any stay pending appeal or to prevent foreclosure or sale; provided, however, that such notice shall be in lieu of and not in addition to any notice required under applicable law; (viii) Tenant fails to maintain any insurance required by this Lease and the same is not cured within ten (10) days after Notice from Landlord; (ix) failure by Tenant to perform any other covenant, agreement or undertaking of the Tenant contained in this Lease if the failure to perform is not cured within thirty (30) days after Tenant’s receipt of Landlord’s written notice thereof; provided, however, if the breach cannot reasonably be cured within thirty (30) days, Tenant shall not be in default if Tenant commences to cure the breach within thirty (30) days of receipt of Landlord’s written notice and diligently and in good faith continues to prosecute the cure of said breach to completion within a commercially reasonable period of time; and (x) an event of default beyond all applicable notice and cure periods by Tenant under subsection 26(i) through subsection 26(viii) of an absolute lease agreement by and between Landlord and Tenant dated on or about the date hereof in substantially the same form as this Lease (each, a “Portfolio Lease”), or the subsection thereof analogous to Subsection 26(i) through Subsection 26(viii) hereof; provided (I) it shall not be an Event of Default by Tenant under this Subsection 26(x) if there is an event of default beyond all applicable notice and cure periods under subsection 26(i) of a Portfolio Lease, or the subsection thereof analogous to Subsection 26(i) hereof, unless there is such an event of default of the same character and nature under at least three (3) other Portfolio Leases, (II) it shall be deemed an event of default by Tenant under a Portfolio Lease for purposes of this Subsection 26(x) only if there is an event of default beyond all applicable notice and cure periods by the tenant under such Portfolio Lease and such tenant is the Tenant hereunder or has Transferred its interest therein other than pursuant to subsection 24.B. of such Portfolio Lease, or the section thereof analogous to Subsection 24.B. hereof, or pursuant to any other Transfer whereby Landlord relieved the originally named tenant under such Portfolio Lease of all liability thereunder and (III) it shall not be an Event of Default by Tenant under this Subsection 26(x) if the landlord under such Portfolio Lease is not Landlord or an Affiliate thereof.

27.          REMEDIES OF LANDLORD.

A.                                    Upon the occurrence of any Event of Default by Tenant, Landlord shall have the option to pursue any one or more of the following remedies as well as any other remedy available at Law or in equity for such Event of Default by Tenant:  (i) terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord; (ii) using lawful means, enter upon and take possession of the Premises without terminating this Lease and without being liable for prosecution or claim for damages, and relet, upon reasonable terms, all or a portion of the Premises (if Landlord elects to enter and relet the Premises, Landlord may at any time thereafter elect to terminate this Lease); (iii) sue periodically to recover damages during the period corresponding to the portion of the Term for which suit is instituted, and if Landlord elects to sue and is successful in such suit, Landlord shall be entitled to recover all costs and expenses of such suit, including reasonable attorneys’ fees, together with interest at the Default Rate; (iv) re-enter the Premises or any portion thereof and attempt to cure any default of Tenant, or make any such payment or perform such act for the account of and at the expense of Tenant, in which event Tenant shall, upon demand, reimburse Landlord as additional Rent for all reasonable costs and expenses which Landlord incurs to cure such default, together with interest at the Default Rate accruing from the date such costs and expenses were incurred, and Tenant agrees that no such entry or action by Landlord shall constitute an actual or constructive eviction or repossession, without Landlord’s express intention to do so as expressed in writing, and no such entry shall be deemed an eviction of

Tenant; and (v) enforce the provisions of this Lease by a suit or suits in equity or at law for the specific performance of any covenant or agreement contained herein, or for the enforcement of any other appropriate legal or equitable remedy.  Tenant shall reimburse Landlord for any reasonable out-of-pocket expenses which Landlord actually incurs in complying with the terms of this Lease on behalf of Tenant, together with interest at the Default Rate.

B.                                    If Landlord elects to terminate this Lease, Landlord shall be entitled to recover from Tenant all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional Rent payable by Tenant, or for which Tenant is liable or for which Tenant has agreed to indemnify Landlord, which may be then owing and unpaid, and all reasonable costs and expenses, including court costs and reasonable attorneys’ fees incurred by Landlord in the enforcement of its rights and remedies hereunder, together with interest at the Default Rate.  In addition, Landlord shall be entitled to recover as damages for loss of the bargain and not as a penalty (1) the aggregate sum which at the time of such termination represents the excess, if any, of the present value of the aggregate Rent which would have been payable after the termination date had this Lease not been terminated for the remainder of the Term or Renewal Term, as applicable, during which such termination occurred, over the then present value of the then aggregate fair rent value of the Premises for the balance of the Term or Renewal Term, as applicable, such present value to be computed in each case on the basis of the rate of U.S. Treasury Bills with the closest maturity date correlating with the amount of time left in the Term had this Lease not been terminated, and (2) any damages in addition thereto, including without limitation reasonable attorneys’ fees and court costs, which Landlord sustains as a result of the breach of any of the covenants of this Lease other than for the payment of Rent, and interest at the Default Rate.

C.                                    Unless required by applicable Law, Landlord shall have no obligation to mitigate damages upon the occurrence of an Event of Default by Tenant.  However, if Landlord is required by applicable Law to mitigate Tenant’s damages, Landlord’s obligation shall be satisfied in full if Landlord undertakes to lease the Premises (the “Repossessed Premises”) to another tenant (a “Substitute Tenant”) in accordance with the following criteria:  (1) Landlord shall have no obligation to solicit or entertain negotiations with any other prospective tenants for such Repossessed Premises until Landlord obtains full and complete possession of such Repossessed Premises including, without limitation, the final and unappealable legal right to relet such Repossessed Premises free of any claim of Tenant; (2) Landlord shall not be obligated to lease or show such Repossessed Premises, on a priority basis, or offer such Repossessed Premises to a prospective tenant when other premises in the applicable Building or any other building owned by Landlord in the vicinity of such Building suitable for that prospective tenant’s use are (or will be) available; (3) Landlord shall not be obligated to lease such Repossessed Premises to a Substitute Tenant for a rent less than the current fair market rent then prevailing for similar uses in Comparable Buildings for such

Repossessed Premises, nor shall Landlord be obligated to enter into a new lease under other terms and conditions that are unacceptable to Landlord under Landlord’s then current leasing policies for comparable space in the applicable Building or for Buildings in the vicinity; (4) Landlord shall not be obligated to enter into a lease with a Substitute Tenant whose use would:  (i) violate any restriction, covenant, or requirement contained in the lease of another tenant of the applicable Building; (ii) adversely affect the reputation of the applicable Building; or (iii) be incompatible with the operation of the applicable Building; and (5) Landlord shall not be obligated to enter into a lease with any proposed Substitute Tenant which does not have, in Landlord’s reasonable opinion, sufficient financial resources to operate such Repossessed Premises in a first class manner and to fulfill all of the obligations in connection with the lease thereof as and when the same become due.  No reletting shall be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention is given to Tenant by Landlord.  Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous default and/or exercise its rights under Subsection 27.A. and Subsection 27.B.

D.                                    Pursuit of any of the above stated remedies by Landlord after an Event of Default by Tenant shall not preclude pursuit of any other remedy provided in this Lease or Law or equity, nor shall pursuit of any remedy constitute forfeiture or waiver of any payment due to Landlord.  No waiver by Landlord of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained.  Forbearance by Landlord to enforce one or more of the remedies herein provided upon an Event of Default by Tenant shall not be deemed or construed to constitute a waiver of any other violation or default.  Notwithstanding the foregoing, Tenant shall not be responsible for any consequential, indirect, speculative or punitive damages of Landlord.

28.          LANDLORD’S DEFAULT.  “Events of Default by Landlord” under this Lease shall be deemed to be the situations where Landlord has breached or failed to perform any covenant, agreement or undertaking of Landlord under this Lease and has not commenced to cure such failure within thirty (30) days of Landlord’s receipt of Tenant’s written notice thereof and diligently and in good faith continue to cure the default until completion.  If the breach cannot reasonably be cured within such thirty (30) day period, Landlord shall not be in default if Landlord commences to cure the default within the thirty (30) day period and diligently and in good faith continues to prosecute the cure of said breach to completion.

29.          REMEDIES OF TENANT.  Upon the occurrence of any Event of Default by Landlord, Tenant may pursue as follows:  (A) (i) perform the obligations of Landlord in which event Landlord shall reimburse Tenant on demand for any reasonable and necessary costs and expenses which Tenant actually incurred in performing Landlord’s obligations, and, if Landlord fails to so reimburse Tenant within thirty (30) days of written demand, Tenant may (ii) bring suit for damages against Landlord for any and all expenses (including reasonable attorneys’ fees) incurred by Tenant under this Section 29 and/or (B) seek injunctive or other equitable relief against Landlord.  No waiver by Tenant of any violation or breach of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants herein contained.  Notwithstanding the foregoing, Landlord shall not be responsible for any consequential, indirect, speculative or punitive damages of Tenant.

30.          LANDLORD LIEN.  Landlord hereby waives, releases and relinquishes any and all claims, rights, interests, liens upon and rights of distraint, levy, attachment or recourse (whether arising by virtue of statute, common law or otherwise) against Personal Property and Tenant’s Personal Property.  “Personal Property” shall be all personal property on the Premises, which shall include, without limitation, specialized equipment unique to the nature of Tenant’s business, computer software, computer tapes, computer program tapes, computer program disks, computer program documentation and manuals, computer program codes, customer accounts, customer lists, customer information, inventory and proprietary information which may belong to Tenant or be in the possession of Tenant, which is located or used upon, in or about the Premises during the Term, or any renewal or extension thereof.  The foregoing waiver, release and relinquishment is self-operative and does not require the necessity for any further instrument or document.  Notwithstanding the foregoing, Landlord hereby agrees to furnish, upon written request, waivers of Landlord’s rights and liens as described herein and shall exempt the same from distraint, levy, attachment or recourse using Landlord’s standard form reasonably acceptable to Tenant.  For the avoidance of doubt, no property of Tenant’s customers will be subject to a lien, distraint, levy, attachment or recourse from Landlord.

31.          SUBORDINATION.  Tenant accepts this Lease subject and subordinate to any ground lease, mortgage, or deed of trust presently existing or hereafter arising upon the Premises, or upon the Buildings or the Property and to any renewals, modifications, refinancings and extensions thereof (each, a “Landlord Mortgage”); provided that, prior to each such subordination, Landlord shall cause the holder of any such Landlord Mortgage to execute and deliver to Tenant a non-disturbance agreement in substantially the form attached hereto as Exhibit “C” (such agreement, an “SNDA”).  Notwithstanding the foregoing, Tenant agrees that any mortgagee shall have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion.  The provisions of the foregoing sentence shall be self-operative and no further instrument of subordination shall be required.

32.          ESTOPPEL CERTIFICATE.  Within ten (10) business days after either party’s receipt of the written request and proposed document form (provided the written request is sent to the appropriate address in this Lease or at an address changed as notified to the non-requesting party from time to time), the non-requesting party shall execute and deliver to the requesting party an estoppel certificate in substantially the form attached hereto as Exhibit “G” as may be adjusted to reflect any factual changes or information known to the non-requesting party.

33.          HAZARDOUS MATERIALS.

Notwithstanding anything contained in the Purchase and Sale Agreement to the contrary:

A.                                    Tenant covenants and agrees that it shall not cause, conduct, authorize or allow (i) the presence, generation, transportation, storage, treatment, or usage at the Premises, or any portion thereof, of any Hazardous Material in violation of or which, if left uncured by Tenant, is likely to cause liability for, or obligation of, Landlord or Tenant under Environmental Laws; (ii) a Release or threat of Release of Hazardous Material on, under, about or in the Premises in violation of Environmental Laws; or (iii) any violation of any Environmental Law at or with respect to the Premises or activities conducted thereon.  For avoidance of doubt, nothing in this Section 33 shall prohibit Tenant from using (I) such cleaning materials, pesticides, and other common household and office products to the extent Tenant does so in compliance with Environmental Laws, and (II) such materials in connection with the Redundancy Equipment or the Additional Redundancy Equipment to the extent Tenant does so in compliance with Environmental Laws.

B.                                    If Tenant does generate, transport, store, treat or use any Hazardous Material at the Premises in compliance with Subsection 33.A.:

(1)                                 Tenant shall, at its own cost, obtain all necessary permits and authorizations from any governmental authority and comply with all Environmental Laws;

(2)                                 Tenant shall promptly provide Landlord with notice of any Release of Hazardous Materials in or around the Premises that Environmental Law requires to be reported to a governmental entity and copies of all material communications, permits or agreements to, from or with any governmental authority or agency (federal, state or local) relating to the Release of any Hazardous Material in or around the Premises; and

(3)                                 Landlord and Landlord’s Representatives shall have the right upon reasonable prior notice, and subject to Section 16 and Section 17, to enter the Premises and/or conduct appropriate tests and investigations for the purpose of ascertaining that Tenant complies with all applicable Environmental Laws that relate in any way to the presence of Hazardous Materials on the Premises.

C.                                    If the presence, Release, threat of Release, placement on, in or around the Premises, or the generation, transportation, storage, use, treatment, or disposal at or around the Premises of any Hazardous Material by Tenant, or by any third party other than Landlord, prior to or during the term of this Lease or otherwise during Tenant’s occupancy of the Premises:  (i) gives rise to liability (including, but not limited to, a response action, remedial action, or removal action) under any Environmental Law, (ii) causes a material and adverse public health effect, or (iii) pollutes or threatens to pollute the environment, or endanger human health,

Tenant shall promptly take any and all remedial and removal actions required by Environmental Laws or otherwise necessary to clean up the Premises up to the applicable remedial standard applicable to the Premises given its use at the time of the remediation and mitigate exposure to liability arising from the Hazardous Material.

D.                                    Tenant shall promptly notify Landlord upon Tenant becoming aware of:  (i) any enforcement, cleanup, or other regulatory action taken or threatened against either party by any governmental or regulatory authority with respect to the presence of any Hazardous Material at the Premises, or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party against either party hereto relating to any loss or injury resulting from any Hazardous Material or based on Environmental Laws, (iii) any Release of a reportable quantity of Hazardous Materials, unlawful discharge, or non-routine, improper or unlawful disposal or transportation of any Hazardous Material on or from the Premises and (iv) any matters where Tenant is required by Environmental Law to give a notice to any governmental or regulatory authority respecting any Hazardous Materials in, at, on, under or about the Premises.  At such times as Landlord may reasonably request, Tenant shall provide the Landlord with a written list identifying any Hazardous Material then actually known by Tenant to be used, stored, or maintained in, on or upon the Premises.  In such case, Tenant shall additionally provide Landlord with information with respect to the use and approximate quantity of each such material, a copy of any Material Safety Data Sheet issued by the manufacturer therefor, written information concerning the removal, transportation, and disposal of the same, and such other information as the requesting party may reasonably require or as may be required by the Environmental Law.

E.                                     Tenant shall indemnify, defend and hold Landlord and Landlord’s successors and assigns harmless, in the manner specified in Subsection 23.A., from and against any and all liability, claim, expense, cause of action, fines, judgments, settlements, investigation, monitoring and remediation costs, penalties, losses and damages (including reasonable attorney’s, consultant’s and contractor’s fees) resulting or arising (i) from the breach by Tenant of its covenants and agreements set forth in this Section 33, (ii) the presence, Release, placement on, in or around the Premises, or the generation, transportation, storage, use, treatment or disposal at or around the Premises of any Hazardous Materials before or during the Term by Tenant or any third party other than Landlord, (iii) any violation of or obligation under Environmental Law before or during the Term by Tenant or any third party other than Landlord, and (iv) from claims by governmental authorities or other third parties associated with Hazardous Materials or violations of or obligations under Environmental Laws by Tenant or any third party other than Landlord or Hazardous Materials present at, on, under or about the Premises during the Term, including, without limitation those that were discovered during the Term which were caused prior to the Term by Tenant or its agents, representatives, employees, contractors, subcontractors, licensees or invitees or any third party other than Landlord, Landlord’s Representatives or Landlord’s invitees.  The foregoing indemnity obligations shall survive the expiration or earlier termination of this Lease.

34.          LOCKS AND SECURITY SYSTEM.  Tenant shall be permitted to install, or use in substitution, combination, cipher or proximity locks or any other locking mechanism on interior and/or exterior Premises doors.  Tenant shall also be permitted to install in the Premises security systems, including, but not limited to, pass card door lock systems, camera surveillance systems and other security systems, subject to compliance with the Law.  Tenant shall be responsible for the cost of any installation, maintenance or removal of any such system or systems.  All such equipment and devices shall remain the personal property of Tenant and may be removed by Tenant at the Expiration Date or other earlier termination of this Lease, and Tenant shall, at Tenant’s sole cost and expense, repair any damage caused by such installation, maintenance and removal.

35.          CONFIDENTIALITY/MEDIA RELEASES.  Except as otherwise provided herein, all information communicated to Landlord or Tenant and identified in writing as “confidential”, shall be held by the receiving party in strict confidence, shall be used only for purposes of this Lease and any financing of the Property, and no such information shall be disclosed by the receiving party or its representatives without the express prior written consent of Tenant or Landlord, as applicable.  Notwithstanding the foregoing, (i) the receiving party may disclose confidential information to its agents, officers, directors, employees, lenders, investors, potential investors, consultants, attorneys, and representatives with a need to know (all of whom will be informed about the existence of, and shall agree to abide by, this Section 35), and (ii) confidential information shall not include information that (a) becomes generally available to the public without a breach of this Lease, (b) was available to the receiving party on a nonconfidential basis prior to its disclosure, (c) becomes available to the receiving party on a nonconfidential basis from a source other than Tenant or Landlord, or its representatives, as applicable, and not known to the receiving party to be bound by an obligation of confidentiality with respect to such information, or (d) is required to be disclosed by legal, accounting or regulatory requirements, including any disclosures required by the receiving party’s lender in connection with any securities or other filings.  All media releases and public announcements by Landlord or Landlord’s Representatives relating to Tenant and Tenant’s personal and business operations, shall be coordinated with and approved in writing by Tenant prior to the release thereof, and all media releases and public announcements by Tenant or Tenant’s Representatives relating to Landlord and Landlord’s personal and business operations, shall be coordinated with and approved in writing by Landlord prior to the release thereof.  Except for any announcement intended solely for internal distribution by Landlord or Tenant or any disclosure required by legal, accounting or regulatory requirements beyond the reasonable control of the disclosing party, all media releases or public announcements (including, but not limited to, promotional or marketing material) by Landlord or Tenant or either party’s employees or agents relating to this Lease or its subject matter, or including the name, trade name, trade mark, or symbol of Tenant or an Affiliate of Tenant, or Landlord or an Affiliate of Landlord, shall be coordinated with and approved in writing by the other party prior to the release thereof; provided, that nothing herein is intended to require Tenant’s consent to the identification of Tenant or the particulars of this Lease in connection with any marketing of the Premises by Landlord.  Neither Landlord nor

Tenant shall represent directly or indirectly that any Lease or any service provided by Landlord has been approved or endorsed by Tenant or Landlord or include the name, trade name, trade mark, or symbol or either party or its Affiliates in any lists (including lists of tenants or properties) or other communication without the identified party’s express written consent.  Subject to the requirements set forth in this Section 35, Tenant acknowledges and agrees that Landlord may disclose certain information regarding this Lease and the Purchase and Sale Agreement to certain investors and potential investors in entities affiliated with Landlord.

36.          CUSTOMER RECORDS.  Landlord is not being given, nor is Landlord expected to have access to, any records or information about Tenant’s customers that is subject to the Gramm-Leach-Bliley Act or any other applicable federal or state Law protecting the privacy of banking customers (“Customer Records”), and it is Tenant’s sole obligation to comply with any such Laws and to protect the confidentiality of its records and information relating to its customers.  In the event that Landlord takes possession of any Customer Records due to a default or abandonment by Tenant, whether such Customer Records are in paper, electronic, or other format, Landlord’s sole obligation with respect to such records or information is to use commercially reasonable efforts to secure such Customer Records and to promptly notify Tenant, at Tenant’s Notice Address, of the location of such Customer Records.  Notwithstanding anything to the contrary contained in this Lease, Tenant shall be entitled to take possession of such Customer Records.

37.          COMMUNICATIONS EQUIPMENT.  Tenant may operate existing telephone, computer and communication equipment and systems and install and operate, at Tenant’s sole cost and expense, additional telephone, computer and communications equipment and systems on any Building from time to time.  Notwithstanding the foregoing, any such installations shall comply with the Law, and the design specifications, location and other reasonable requirements of Landlord.  There will be no additional charge for the communication equipment currently located or to be located on the roof of the Buildings.  Landlord hereby approves of any communication equipment currently located at the Premises and/or on any Building.  Landlord shall have the right to approve the location and size of installation of additional communication equipment at any Building, such approval not to be unreasonably withheld, conditioned or delayed.  Tenant agrees to repair any damage arising out of the installation, operation or removal of such communications equipment, and Tenant shall be solely liable for any loss of warranty that may arise as a result of such installation, operation or removal.  Subject to the provisions of this Section 37, Tenant shall also have the right to use the roof riser space of any Building.

38.          FORCE MAJEURE.  Neither Landlord nor Tenant shall be deemed to be in default of this Lease if such default is due to acts of God, acts of the public enemy, acts of governmental authority (provided,  however, that such party substantially complies with applicable Law and cooperated with the requirements of such governmental authority regarding approvals, permitting, registration, licensing, or similar legal requirements for the conduct of Tenant or Landlord’s business or the construction on or operation of all or any portion of the Premises), or any other circumstances which are not within the respective party’s control (“Force Majeure”); provided, that this provision shall not apply to failures by either party to pay their respective monetary obligations to the other under this Lease.

39.          SIGNAGE.  Landlord hereby approves all signage of Tenant currently existing at the Premises.  To the extent not already present, Tenant shall have the right, at Tenant’s sole cost and expense, to install and maintain signage on the fascia of any Building and on the entry to the Premises; provided, however, that all such installations shall be in compliance with applicable Law.  Upon expiration or termination of this Lease, Tenant shall remove any signage then existing on the Premises, and Tenant shall be solely responsible for the repair of any damage caused by such removal, including discoloration.  Tenant shall additionally have the right to signage on any monument or pylon sign entering into any Building.  Tenant agrees to maintain, repair, and replace each and every sign in as good a condition as it existed on the Commencement Date and to repair any damage caused by the installation, maintenance or removal of any such sign.

40.          HOLDING OVER.  Except as set forth below, if Tenant continues to occupy the Premises after the expiration or other termination of this Lease or the termination of Tenant’s right of possession with respect to the Premises, such occupancy shall be that of a tenancy at sufferance.  Tenant shall, throughout the entire holdover period, be subject to all the terms and provisions of this Lease (other than provisions relating to length of the Term) and shall pay for its use and occupancy an amount (on a per month basis without reduction for any partial months during any such holdover) equal to one hundred fifty percent (150%) of the Base Rent and one hundred percent (100%) of the additional Rent due under this Lease for the holdover period.  Except as set forth below, no holding over by Tenant or payments of money by Tenant to Landlord after the expiration of the Term shall be construed to extend the Term or prevent Landlord from recovery of immediate possession of the Premises by summary proceedings or otherwise. Notwithstanding the foregoing provisions of this Section 40, if Tenant should find it necessary to hold over in the Premises, Tenant may give written notice (the “Hold Over Notice”) to Landlord that it intends to hold over.  The Hold Over Notice must be delivered to Landlord not less than sixty (60) days prior to the expiration or termination of  the Term and must specify whether Tenant elects to hold over for thirty (30) days or sixty (60) days.  If Tenant timely provides the Hold Over Notice, Tenant may hold over and continue to occupy the Premises for the period of time specified in the Hold Over Notice at the Rent for the Premises set forth in this Section 40.  In the event that (i) Tenant does not timely provide Landlord with the Hold Over Notice, and Tenant continues to occupy the Premises after the expiration or termination of this Lease, or (ii) Tenant continues to occupy the Premises for longer than the 30 or 60-day time period specified in the Hold Over Notice, such occupancy shall be that of a tenancy at sufferance and Tenant shall be liable to Landlord for all identified direct and consequential damages which Landlord may suffer by reason of any holding over by Tenant, provided Landlord has provided at least thirty (30) days’ prior written notice of such identified direct and consequential damages.

41.          FINANCIAL STATEMENTS.  Within ninety (90) days after the end of each fiscal year of Tenant, Tenant shall deliver to Landlord complete financial statements of the Tenant, including a balance sheet, profit and loss statement, statement of changes in financial condition and all other related schedules for the fiscal period then ended.

42.          QUIET ENJOYMENT.  So long as Tenant is not in default under this Lease beyond the expiration of any applicable notice and cure periods, Tenant shall quietly have and enjoy the Premises throughout the Term, and any renewals and extensions thereof, without hindrance or disturbance by Landlord or by anyone claiming by, from, through or under Landlord subject, however, to the exceptions, reservations and conditions in this Lease.

43.          NOTICES.  Any notice, demand, request, or other communication that any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed properly given (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three business days after mailing; (c) if by Federal Express or other nationally recognized overnight courier service, on the next business day after delivered to such courier service for delivery on the next business day; or (d) if by facsimile or e-mail transmission, on the day of transmission so long as a copy is sent on the same day by Federal Express or other nationally recognized overnight courier, to the addresses set forth in Section 2 hereof, or at such other address as the party to be served with notice has furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

44.          PERSONAL LIABILITY.  Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Landlord, that (i) there shall be absolutely no personal liability on the part of the trustees, members, partners, shareholders, officers, directors, employees and agents of Landlord and its successors or assigns, to Tenant with respect to any of the terms, covenants and conditions of this Lease, (ii) Tenant waives all claims, demands and causes of action against the trustees, members, partners, shareholders, officers, directors, employees and agents of Landlord and its successors or assigns in the event of any breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord, and (iii) Tenant shall look solely to Landlord’s interest in the Premises (and any proceeds and income therefrom) for the satisfaction of each and every remedy of Tenant in the event of any breach by Landlord of any of the terms, covenants and conditions of this Lease to be performed by Landlord, or any other matter in connection with this Lease or the Premises, such exculpation of liability to be absolute and without any exception whatsoever.

45.          ENTIRE AGREEMENT.  Other than the Purchase and Sale Agreement, this Lease represents the entire agreement and understanding between Landlord and Tenant with respect to the subject matter herein, and there are no representations, understandings, stipulations, agreements or promises not incorporated in writing herein.  Notwithstanding anything to the contrary contained herein, the Purchase and Sale Agreement, and all references thereto herein, shall not be applicable to, nor shall they be binding upon or inure to the benefit of, the successors and assigns of the parties hereunder.

46.          AMENDMENTS.  No amendments or modifications of this Lease shall be effective unless such amendment or modification is in writing and executed and delivered by and between Tenant and Landlord, nor shall any custom, practice or course of dealing between the parties be construed to waive the right to require specific performance by the other party in compliance with this Lease.

47.          LEGAL INTERPRETATION.  Each of Landlord and Tenant hereby agree that the State of Illinois has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects (including, without limiting the foregoing, matters of construction, validity and performance), this Lease and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of Illinois applicable to contracts made and performed therein and all applicable law of the United States of America; except that, at all times, the provisions for the creation of the leasehold estate, enforcement of Landlord’s rights and remedies with respect to right of re-entry and repossession, surrender, delivery, ejectment, dispossession, eviction or other in-rem proceeding or action regarding the Premises pursuant to Section 27 hereunder shall be governed by and construed in according to the Laws of the State in which the Premises is located, it being understood that, to the fullest extent permitted by law of such State, the law of the State of Illinois shall govern the validity and enforceability of this Lease, and the obligations arising hereunder.  To the fullest extent permitted by law, Tenant and Landlord hereby unconditionally and irrevocably waive any claim to assert that the law of any other jurisdiction governs this Lease.  Words of any gender shall be construed to include any other gender, and words in the singular number shall be construed to include the plural, unless the context otherwise requires.  The headings of the sections have been inserted for convenience only and are not to be considered in any way in the construction or interpretation of this Lease.  Except as otherwise herein expressly provided, the terms of this Lease shall apply to, inure to the benefit of, and be binding upon, the parties and their respective assigns, successors and legal representatives.  Any legal suit, action or proceeding against Tenant arising out of or relating to this Lease shall be instituted in any federal court in the Northern District of Illinois or the federal district in which the Premises is located or state court sitting in the County of DuPage, State of Illinois or the county in which the Premises is located, and Landlord and Tenant each waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding in such federal district or County and State, and Landlord and Tenant each hereby expressly and irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding.  Landlord shall not have the right to bring any legal suit, action or proceeding against Tenant arising out of or relating to this Lease in any other jurisdiction.  In this Lease, the words “include”, “includes” or “including” mean “include without limitation”, “includes without limitation” and “including without limitation”, respectively, and the words following “include”, “includes” or “including” shall not be considered to set forth an exhaustive list.

48.          OPTION TO RENEW.

A.                                    Tenant shall have the right, at its election made in its sole discretion, to extend the Term (the “Renewal Option”) for the additional periods set forth in Section 1.E. (each, a “Renewal Term”), provided that each of the following occurs:

(1)                                 Landlord receives written notice of exercise of the Renewal Option (the “Renewal Notice”), not less than six (6) full months prior to the expiration of the then existing Term; and

(2)                                 There is no Event of Default by Tenant at the time that Tenant delivers the Renewal Notice or at the time Tenant delivers its Binding Notice.

B.                                    The Renewal Term shall be upon the same terms and conditions as in this Lease except Base Rent shall be the amounts set forth on Exhibit “A” for the first two Renewal Terms, and for all other Renewal Terms shall be at the then Market Rate for the Premises.  “Market Rate” for the Premises shall mean the base rent rate (including escalations) that the Premises would be expected to be leased for, for a term commencing on the applicable commencement date and ending on the applicable expiration date, in its then-existing condition, in an arms-length transaction between a willing landlord and tenant in the commercial space market existing in the vicinity of the Premises at the time such rate is established.  Such determination shall include consideration of (i) the size and location of the Premises, and the quality of, condition of, and the nature of the improvements in, the Buildings, including without limitation, the necessity to remove such improvements, but shall exclude the value of improvements installed by Tenant in such Renewal Premises that are to be removed by Tenant at the expiration of the Term; (ii) other Comparable Buildings to the Buildings;  (iii) other comparable leasing transactions in comparable locations in the vicinity of the Premises for new leases (with appropriate adjustments for different size premises and different length terms), and the rents and concessions, allowances and commissions granted along with the other terms of such transactions; and (iv)  the financial condition of Tenant, provided, however, that in no event shall the Market Rate be less than the rate of Base Rent in effect at the expiration of the then existing Term.

C.                                    Within forty-five (45) days after receipt of the Renewal Notice, Landlord shall advise Tenant of Landlord’s determination of the Market Rate for the applicable Renewal Term.  Tenant, within twenty (20) days after the date on which Landlord advises Tenant of the applicable Market Rate for the Renewal Term, shall either (i) give Landlord final binding written notice (the “Binding Notice”) of Tenant’s exercise of the Renewal Option, or (ii) if Tenant disagrees with Landlord’s determination, provide Landlord with written notice of rejection (the “Rejection Notice”).  If Tenant fails to provide Landlord with either a Binding Notice or Rejection Notice within such twenty (20) day period, Tenant’s Renewal Option shall be null and void and of no further force and effect.  If Tenant provides Landlord with a Binding Notice, Landlord and Tenant shall enter into the Renewal Amendment upon completion of the process set forth in these Subsections 48.C. and 48.D., subject to such Binding Notice upon the terms and conditions set forth herein.  If Tenant provides Landlord with a Rejection Notice, Landlord and Tenant shall reasonably cooperate to agree upon the Market Rate.  Upon agreement, Tenant shall provide Landlord with a Binding Notice and Landlord and Tenant shall enter into the Renewal Amendment upon completion of the process set forth in these Subsections 48.C. and 48.D., in accordance with the terms and conditions hereof.  Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Market Rate within twenty (20) days after the date Tenant provides Landlord with the Rejection Notice, Tenant, by written notice to Landlord (the “Arbitration Notice”) within ten (10) days after the expiration of such twenty (20) day period, shall have the right to have the Market Rate determined in accordance with the arbitration procedures described in

Subsection 48.D. below.  If Landlord and Tenant are unable to agree upon the Market Rate within the twenty (20) day period described and Tenant fails to timely exercise its right to arbitrate, the Renewal Option shall be deemed to be null and void and of no further force and effect.

D.                                    If Tenant provides Landlord with an Arbitration Notice, Landlord and Tenant, within ten (10) days after the date of the Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Market Rate for the Premises during the Renewal Term (collectively referred to as the “Estimates”) and shall each select an appraiser (hereinafter, an “appraiser”) to determine which of the two Estimates most closely reflects the Market Rate during the Renewal Term.  Each appraiser so selected shall be a member of the Appraisal Institute and  have not less than ten (10) years’ experience in the field of commercial real estate appraisal and/or brokerage and shall be experienced in the vicinity of the Premises subject to such Arbitration Notice.  Upon selection, Landlord’s and Tenant’s appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Market Rate.  The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate during the Renewal Term.  If either Landlord or Tenant fails to appoint an appraiser within the ten (10) day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof.  If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Market Rate within thirty (30) days after their appointment, then, within ten (10) days after the expiration of such thirty (30) day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria, the cost of which shall be borne equally by Landlord and Tenant.  Once the third appraiser (i.e. arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within fourteen (14) days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the Market Rate for the Premises, or the arbitrator may determine a Market Rate which is not equal to either Estimate, provided, however, that the arbitrator’s Market Rate may not be higher than the higher of the Estimates nor lower than the lower of the Estimates.  The determination by such third appraiser shall be binding on both Landlord and Tenant.

E.                                     If Tenant is entitled to and properly exercises its Renewal Option, upon completion of the process of determination of Market Rent set forth in Subsections 48.C. and 48.D., Landlord and Tenant shall execute an amendment (the “Renewal Amendment”) to reflect changes in the Base Rent, the Term, the Expiration Date and other appropriate terms; provided that an otherwise valid exercise of the Renewal Option shall be fully effective whether or not the Renewal Amendment is executed.

49.          AUTHORITY TO ENTER INTO LEASE.  Each of Tenant and Landlord represents and warrants that the individual executing this Lease on its behalf is duly authorized to execute and deliver this Lease on behalf of the corporation, limited liability company or partnership, as the case may be, in accordance with a duly adopted resolution of the board of directors of said corporation, limited liability company or in accordance with the bylaws of said corporation, limited liability company, or in accordance with terms and conditions of the partnership agreement and that this Lease is binding on the corporation, limited liability company and the partnership in accordance with its terms.

50.          PARTIES BOUND.  The preparation and submission of a draft of this Lease by either party to the other party shall not constitute an offer, nor shall either party be bound to any terms of this Lease or the entirety of this Lease, until both parties have fully executed a final document and an original signature document has been received by both parties.  Until such time as described in the previous sentence, either party is free to terminate negotiations without penalty or any further obligation to the other party.

51.          NOT BINDING UNTIL EXECUTED.  This Lease is not binding between the parties stated herein until Landlord and Tenant have each executed and delivered to the other party an original of this Lease.

52.          SEVERABILITY.  If any term or other provision of this Lease is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all of the other conditions and provisions of this Lease will nevertheless remain in full force and effect, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to either party.  Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Lease so as to reflect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

53.          WAIVER OF JURY TRIAL; CONSEQUENTIAL DAMAGES.  LANDLORD AND TENANT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY.  THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.  FURTHERMORE, LANDLORD AND TENANT EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM THE OTHER PARTY HERETO AND ANY OF SUCH PARTY’S AFFILIATES, OFFICERS, DIRECTORS, MEMBERS OR EMPLOYEES OR ANY OF THEIR SUCCESSORS WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY THE WAIVING PARTY AGAINST THE OTHER PARTY HERETO OR ANY OF SUCH PARTY’S AFFILIATES, OFFICERS, DIRECTORS, MEMBERS OR EMPLOYEES OR ANY OF THEIR

SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO.  THE WAIVER BY LANDLORD AND TENANT OF ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

54.          MEMORANDUM OF LEASE.  This Lease shall not be recorded, either independently or as an exhibit, schedule, annex, or addendum to any other document.  However, if requested in writing by either party, a Memorandum of Lease, describing the property herein demised, stating the Term of this Lease, the names and addresses of Landlord and Tenant, and referring to this Lease, but containing no other terms or provisions hereof except as may be agreed upon by the parties hereto or as may be required by Law, promptly may be executed, acknowledged and delivered for recording in the county in which the Premises are located by both parties with the costs of recording the Memorandum of Lease to be borne by Tenant.  Tenant shall execute, acknowledge and deliver to Landlord a release of Memorandum of Lease in recordable form within thirty (30) thirty days following the expiration or termination of this Lease.  If Tenant fails to so execute, acknowledge and deliver the release within such thirty (30) day period, Landlord shall hereby be deemed to be Tenant’s attorney-in-fact for the sole purpose of executing and recording the release on behalf of Tenant.

55.          TERMINATION RIGHT.  [Notwithstanding any provision of this Lease to the contrary, Tenant shall have the right (the “Eleven-Year Termination Right”) at no cost or expense to Tenant, upon prior written notice to Landlord (the “Eleven-Year Termination Notice”) delivered at least six (6) months prior to the eleventh anniversary of the Commencement Date, to terminate this Lease.  If Tenant properly exercises the Eleven-Year Termination Right, then this Lease shall terminate as of the eleventh anniversary of the Commencement Date (the “Eleven-Year Termination Effective Date”) as if such Eleven-Year Termination Effective Date were the Expiration Date specified in this Lease, and Tenant shall surrender the Premises to Landlord on the Eleven-Year Termination Effective Date in accordance with the terms of this Lease and thereafter shall have no obligations or liabilities under this Lease except those provisions which expressly survive the expiration or termination of this Lease.](1)

56.          RIGHT OF FIRST OFFER.

A.                                    Landlord may not sell, convey, transfer or dispose of the Premises or any portion thereof except pursuant to the terms and conditions of this Section 56. If Landlord wishes to sell, convey, transfer or dispose of the Premises, prior to such sale, conveyance, transfer or disposal, Landlord shall provide Tenant written notice, indicating that it wishes to cause the sale, conveyance, transfer or disposition of the Premises (the “Sale Notice”).  Such Sale Notice shall set forth the price at

(1)  Note to parties: this Article 55 is only applicable for those certain parties that are subject to the Eleven-Year Termination Right per the PSA.

which Landlord is willing to sell the Premises (the “ROFO Price”) and the ROFO Material Terms.

B.                                    Within fifteen (15) business days after receipt of the Sale Notice, Tenant shall provide written notice to Landlord of Tenant’s election (the “Sale Election Notice”) to either (x) purchase (or, to cause its designee to purchase) the Premises for an amount equal to the amount of the ROFO Price on the ROFO Material Terms, or (y) permit Landlord to sell, convey, transfer or dispose of the Premises for not less than ninety-five percent (95%) of the ROFO Price and otherwise on material terms not materially less favorable to Landlord than the ROFO Material Terms.  In connection with any transaction the following additional provisions shall apply:

(1)                                 If Tenant elects to purchase the Premises, the transaction shall be consummated in accordance with the Purchase and Sale Procedures.

(2)                                 If Tenant does not elect to purchase the Premises and, thereafter, if either (x)  a definitive agreement for the sale of the Premises for at least ninety-five percent (95%) of the ROFO Price, and having material terms not materially less favorable to Landlord than the ROFO Material Terms is not entered into by the Company within 180 days after the date of the Sale Election Notice (such 180-day period, the “Sale Marketing Window”), or (y) the closing under such definitive agreement does not occur within 240 days after the date of the Sale Election Notice, then Landlord’s right to sell the Premises shall terminate, subject to the right of Landlord to subsequently deliver a new Sale Notice after the Sale Marketing Window has expired.

C.                                    Failure by Tenant to provide a Sale Election Notice within the period for response set forth in Subsection 56.B. shall be deemed to mean that Tenant has delivered a Sale Election Notice electing clause (y) of Subsection 56.B. on the fifteenth (15th) business day following receipt of the applicable Sale Notice.

57.          SITE-SPECIFIC PROVISIONS.  [To be completed based on Premises.]

[Signatures on following page]

WITNESS THE SIGNATURES of the parties hereto this day and year aforesaid.

LANDLORD:	TENANT:

[ ]	FIRST MIDWEST BANK, AN ILLINOIS STATE CHARTERED BANK
By:
Printed Name:
Title:
By:
Printed Name:
Title:

Dated:	Dated:

EXHIBIT “A”
TO
LEASE AGREEMENT

BASE RENT SCHEDULE

[Premises Address] [To be completed based on year 1 rent as set forth in the Purchase and Sale Agreement, and increased by 1.5% annually for the Initial Term and the First Renewal Term and Second Renewal Term]

Lease Year	Annual Base Rent	Monthly Base Rent
Initial Term

First Renewal Term

Second Renewal Term

A-1

EXHIBIT “B”
TO
LEASE AGREEMENT

PREMISES

Address: [                ]

Square Footage of Buildings: [                  ]

Legal Description:

B-1

EXHIBIT “C”
TO
LEASE AGREEMENT

FORM SNDA

THIS DOCUMENT PREPARED BY:

[LENDER TO INSERT APPLICABLE CONTACT INFO]

Attention:

AFTER RECORDATION, RETURN TO:

[LENDER TO INSERT APPLICABLE CONTACT INFO]

Attention:

(Tenant)

to

[INSERT NAME OF LENDER]
(Mortgagee)

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

Dated:	, 2016

Location:	,

County:	County,

PIN:

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

Common Property Address:                                                                            ,

Permanent Index Numbers:

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is made as of                     , 2016, by and between [INSERT NAME OF LENDER], its successors, participants, and assigns (“Mortgagee”), whose address is                                           , [INSERT NAME OF LANDLORD], a                                                          , its successors, participants and assigns (“Borrower”), whose address is                  and                     , a                , whose address is                      (“Tenant”).

RECITALS

A.            Tenant leases all or a portion of the property located in                      County, Illinois, and more particularly described on EXHIBIT A attached hereto (the “Property”) pursuant to the provisions of a certain lease dated                     , 2016 between Borrower, as landlord, and Tenant, as tenant (as amended, supplemented, or extended, the “Lease”).  The portion of the Property leased by Tenant is referred to herein as the “Leased Property.”

B.            Borrower is the owner in fee simple of the Property and is either the landlord under the Lease or has acquired the original landlord’s interest as landlord under the Lease.

C.            Mortgagee is making or has made a loan to Borrower evidenced or to be evidenced by a promissory note made by Borrower to the order of Mortgagee (the “Note”) and secured or to be secured by a Mortgage, Assignment of Leases and Rents, Assignment of Contracts, Security Agreement, and Fixture Filing (the “Security Instrument”) granted by Borrower to or for the benefit of Mortgagee recorded against the Property.  The Note, Security Instrument, and all other documents evidencing, governing, or securing the Loan are collectively referred to herein as the “Loan Documents.”

D.            Tenant has agreed to subordinate the Lease to the lien of the Security Instrument, and Mortgagee has agreed not to disturb Tenant’s tenancy under the Lease on the terms and conditions set forth below.

AGREEMENT

For good and valuable consideration, Tenant and Mortgagee agree as follows:

1.             SUBORDINATION.  Subject to the terms and conditions of this Agreement, the Lease and all of the terms, covenants and provisions thereof and all rights, remedies, and options of Tenant thereunder, including, without limitation, any rights to payment following a default by Borrower under the Lease or casualty or condemnation with respect to the Property, are and shall at all times continue to be subject and subordinate in all respects to the lien of the Security Instrument and to the lien thereof, including, without limitation, all renewals, increases, modifications, spreading agreements, consolidations, replacements and extensions thereof and to all sums secured thereby and advances made thereunder with the same force and effect as if the Security Instrument had been executed, delivered and recorded prior to the execution and delivery of the Lease; provided that, solely as between Borrower and Tenant and except as expressly stated herein, nothing contained in this Agreement shall be deemed to affect the obligations of Borrower or Tenant under the Lease, and any renewal, modification, or extension of the Lease shall be subject to and entitled to the benefits of this Agreement.  This Agreement is not intended and shall not be construed to subordinate the Lease to the lien of any mortgage or other security document other than the Security Instrument.

2.             NON-DISTURBANCE.  If any action or proceeding is commenced by Mortgagee for the foreclosure of the Security Instrument or the sale of the Property, Tenant shall not be named as a party therein unless Tenant is in default under the Lease beyond all applicable notice and cure periods at the time such action or proceeding is commenced or unless joinder is required by law.  As long as Tenant is not in default under any of the terms, covenants or conditions of the Lease or of this Agreement beyond any applicable cure period both at the time of the commencement of any such action or proceeding and at the time of any foreclosure sale or the exercise of any other rights or remedies of Mortgagee under the Security Instrument, (a) Mortgagee shall not disturb the Tenant’s possession or use of the Leased Property, and (b) the sale of the Property in any such action or proceeding and the exercise by Mortgagee of any of its other rights under the Loan Documents shall be made subject to all rights of Tenant under the Lease; and (c) Tenant’s occupancy of the Leased Property shall not be disturbed, terminated, diminished, or interfered with by Mortgagee (or any party acting on behalf of Mortgagee) in the exercise of its rights under the Loan Documents during the term of the Lease or any extensions or renewals thereof or by any party who acquires the Leased Property from Lender as a result of the exercise by Lender of any such rights.

3.             ATTORNMENT.

3.1          If (a) Mortgagee or any other purchaser of the Property becomes the owner of the Property by reason of the foreclosure of the Security Instrument or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Security Instrument (Mortgagee or such other purchaser being hereinafter referred to as “Purchaser”), and (b) there was no default by Tenant beyond applicable notice and cure periods permitting Purchaser to terminate the Lease in accordance with the terms of the Lease, then upon Purchaser’s acquisition of the Property, the Lease shall not be terminated or affected by Purchaser’s acquisition, but shall continue in full force and effect as a direct lease between Purchaser and Tenant upon all of the terms, covenants and conditions set forth in the Lease.  Tenant agrees to attorn to Purchaser, and Purchaser, by virtue of acquiring the Property, shall be deemed to have agreed to accept such attornment.

3.2          Subject to the observance and performance by Tenant of all the terms, covenants and conditions of the Lease, Purchaser shall recognize the leasehold estate of Tenant for the remaining balance of the term and all renewals and extensions thereof with the same force and effect as if Purchaser were the lessor under the Lease; provided, however, that Purchaser shall not be:

3.2.1       liable for the failure of any prior landlord (any such prior landlord, including Borrower and Borrower’s successors-in-interest, being hereinafter referred to as a “Prior Landlord”) to perform any of its obligations under the Lease that accrued prior to the date on which Purchaser became the owner of the Property, but this limitation of liability does not limit Purchaser’s obligations under the Lease to correct any conditions that (i) existed as of the date Purchaser became the owner of the Property, (ii) violate Purchaser’s obligations as landlord under the Lease, and (iii) Purchaser received written notice of such condition and had the opportunity to cure the same pursuant to the terms and conditions of Section 5 of this Agreement;

3.2.2       subject to any offsets or other monetary obligations, defenses, abatements, or counterclaims that have accrued in favor of Tenant against any Prior Landlord prior to Purchaser’s acquisition of the Property;

3.2.3       liable for the return of security deposits, if any, paid by Tenant to any Prior Landlord in accordance with the Lease unless Purchaser actually receives such security deposits from a Prior Landlord;

3.2.4       bound by any payment of rents, additional rents or other sums Tenant may have prepaid more than one (1) month in advance to any Prior Landlord unless (i) such sums are actually received by Purchaser and (ii) such prepayment was expressly approved by Purchaser in writing;

3.2.5       bound by any agreement terminating the Lease or any voluntary surrender of the Leased Property made without Mortgagee’s or Purchaser’s prior written consent prior to Purchaser’s acquisition of the Property, except to the extent such termination or surrender right is expressly contemplated by the Lease;

3.2.6       bound by any amendment or modification of the Lease made without Mortgagee’s or Purchaser’s prior written consent prior to the time Purchaser succeeded to Borrower’s interest in the Property;

3.2.7       responsible for the making of repairs in or to the Property in the case of damage or destruction to the Property or any part thereof due to fire or other casualty or by reason of condemnation;

3.2.8       bound by any representations or warranties of any Prior Landlord; or

3.2.9       bound by any indemnity or defense obligations of any Prior Landlord to the extent such obligation accrued prior to the time Purchaser succeeded to Borrower’s interest in the Property.

In the event that any liability of Purchaser arises pursuant to this Agreement or under the Lease, such liability shall be limited and restricted to Purchaser’s interest in the Property and the proceeds thereof and shall in no event exceed such interest.  Notwithstanding the foregoing, such limitation on Purchaser’s liability shall not prohibit Tenant from pursuing such claims and causes of action against Borrower for the full amount of any applicable losses and damages.

4.             NOTICE TO TENANT.  After notice is given to Tenant by Mortgagee that Borrower is in default under the Loan Documents and that the amounts due from Tenant under the Lease should be paid to Mortgagee pursuant to the terms of the Security Instrument, Tenant shall thereafter pay directly to Mortgagee or as otherwise directed by Mortgagee, all rents and other amounts due or to become due to Borrower under the Lease, and Borrower hereby expressly authorizes Tenant to make such payments to Mortgagee and hereby releases and discharges Tenant from any liability to Borrower on account of any such payments.  Borrower agrees to indemnify, defend, and save Tenant harmless from any claims, actions, losses, damages or expenses (including, without limitation, reasonable attorneys fees) arising from Tenant’s compliance with this Section 4.

5.             NOTICE TO MORTGAGEE AND RIGHT TO CURE.  Tenant agrees to notify Mortgagee, pursuant to Section 6 of this Agreement, of any default of Borrower under the Lease that would entitle Tenant to cancel or terminate the Lease or to abate or reduce the rent payable thereunder.  Tenant further agrees that, notwithstanding any provisions of the Lease, no cancellation or termination of the Lease due to a default by Borrower, and no abatement or reduction of the rent payable thereunder due to a default by Borrower, shall be effective unless (a) Mortgagee has received notice of the default and (b) Mortgagee has failed, within thirty (30) days after both Mortgagee’s receipt of such notice and the time when Mortgagee became entitled under the Security Instrument to remedy such default, to (i) commence to cure the default and thereafter diligently prosecute such cure to completion or (ii) if Mortgagee cannot commence a cure without possession of the Property, to commence judicial or non-judicial proceedings within the 30-day period to obtain possession of the Property and thereafter diligently prosecute such efforts and cure to completion.  Notwithstanding the foregoing, Mortgagee shall have no obligation to cure any default by Borrower except as specifically provided in Section 3.2.1 upon Mortgagee’s acquisition of the Property.

6.             NOTICES.  Any notice, demand, request, or other communication that any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed properly given (a) if hand delivered, when delivered; (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three Business Days after mailing; (c) if by Federal Express or other nationally recognized overnight courier service, on the next Business Day after delivered to such courier service for delivery on the next Business Day; or (d) if by facsimile or e-mail transmission, on the day of transmission so long as a copy is sent on the same day by Federal Express or other nationally recognized overnight courier, to the addresses set forth below, or at such other address as the party to be served with notice has furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice:

If to Borrower:

c/o Oak Street Real Estate Capital, LLC

125 South Wacker Drive, Suite 1220

Chicago, Illinois 60606

Attention:

If to Tenant:

Attention:

If to Mortgagee:

Attention:

For purposes of this Section 6, the term “Business Day” means any day other than Saturday or Sunday on which commercial banks are required or authorized to be open in Chicago, Illinois.

7.             FINANCIALS.     In the event the parent of Tenant ceases to be a publicly reporting company under the Securities Exchange Act of 1934, as amended, then Tenant shall furnish to Mortgagee within one hundred twenty (120) days after the close of such Tenant’s fiscal year its complete financial statements, including a balance sheet, profit and loss statement, statement of changes in financial condition and all other related schedules for the fiscal period then ended.

8.             PURCHASE RIGHTS.  Any option or right of first refusal that Tenant may have to purchase the Leased Property shall not apply in the context of a sale by foreclosure or a deed in lieu of foreclosure but such option or right of first refusal shall continue in full force and effect to future transfers following such sale by foreclosure or a deed in lieu of foreclosure.  Tenant shall execute promptly whatever documents Mortgagee may request from time to time in order to confirm the foregoing.

9.             SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon and inure to the benefit of Mortgagee, Tenant and Purchaser and their respective successors and assigns.

10.          GOVERNING LAW.  This Agreement shall be construed in accordance with and governed by the laws of the state of Illinois, without regard to that state’s choice of law rules.

11.          Intentionally Omitted.

12.          AUTHORITY.  The individuals signing this Agreement represent and warrant that they are authorized to do so on behalf of the parties for whom they are signing.

13.          MISCELLANEOUS.  This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto.  If any provision of this Agreement is finally adjudicated to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.  This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original.  This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement.

14.          LEGAL INTERPRETATION.  Each of Mortgagee, Borrower and Tenant hereby agree that the State of Illinois has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects (including, without limiting the foregoing, matters of construction, validity and performance), this Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of Illinois applicable to contracts made and performed therein and all applicable law of the United States of America; except that, at all times, the provisions for the creation of the leasehold estate, enforcement of Mortgagee’s and Borrower’s rights and remedies with respect to right of re-entry and repossession, surrender, delivery, ejectment, dispossession, eviction or other in-rem proceeding or action regarding the Leased Property shall be governed by and construed in according to the laws of the State in which the Premises is located, it being understood that, to the fullest extent permitted by law of such State, the law of the State of Illinois shall govern the validity and enforceability of this Agreement, and the obligations arising hereunder.  To the fullest extent permitted by law, the parties hereby unconditionally and irrevocably waive any claim to assert that the law of any other jurisdiction governs this Agreement.  Words of any gender shall be construed to include any other gender, and words in the singular number shall be construed to include the plural, unless the context otherwise requires.  The headings of the sections have been inserted for convenience only and are not to be considered in any way in the construction or interpretation of this Agreement.  Except as otherwise herein expressly provided, the terms of this Agreement shall apply to, inure to the benefit of, and be binding upon, the parties and their respective assigns, successors and legal representatives.  Any legal suit, action or proceeding against Tenant arising out of or relating to this Agreement may be instituted in any federal court in the Northern District of Illinois or state court sitting in the County of DuPage, State of Illinois, and the parties each waive any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding in such federal district or County and

State, and the parties each hereby expressly and irrevocably submit to the jurisdiction of any such court in any suit, action or proceeding.  Notwithstanding the foregoing, nothing herein shall prevent or prohibit Mortgagee or Borrower from instituting any suit, action or proceeding in any other proper venue or jurisdiction in which Tenant is located or where service of process can be effectuated.

[Remainder of page intentionally left blank;
signatures appear on the following page]

Executed as of the date of this Agreement.

TENANT:

,
a

By:
Name:
Title:

STATE OF	)
) ss.
COUNTY OF	)

On this                                                  , 2016, before me appeared                                 to me personally known, who, being by me duly sworn (or affirmed) did say that he/she is the                    of                                          , a                                       , and acknowledged said instrument to be the free act and deed of said                          .

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year last above written.

Notary Public in and for Said County and State

(Type, print or stamp the Notary’s name below his or her signature.)

My Commission Expires:

SNDA

Executed as of the date of this Agreement.

MORTGAGEE:

[INSERT NAME OF LENDER]

By:
Name:
Title:

STATE OF	)
) ss.
COUNTY OF	)

On this                                                   , 2016, before me appeared                              to me personally known, who, being by me duly sworn (or affirmed) did say that he/she is the                        of [INSERT NAME OF LENDER], and acknowledged said instrument to be the free act and deed of said national banking association.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year last above written.

Notary Public in and for Said County and State

(Type, print or stamp the Notary’s name below his or her signature.)

My Commission Expires:

SNDA

Executed as of the date of this Agreement.

BORROWER:

,
a

By:
Name:
Title:

STATE OF	)
) ss.
COUNTY OF	)

On this                                                   , 2016, before me appeared                                       to me personally known, who, being by me duly sworn (or affirmed) did say that he/she is the                   of                                        , a                                 limited liability company, and acknowledged said instrument to be the free act and deed of said limited liability company.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal, the day and year last above written.

Notary Public in and for Said County and State

(Type, print or stamp the Notary’s name below his or her signature.)

My Commission Expires:

SNDA

EXHIBIT A

LEGAL DESCRIPTION OF THE PROPERTY

Common Property Address:

Permanent Index Numbers:

C, Ex.A-1

EXHIBIT “D”
TO
LEASE AGREEMENT

FORM OF INSURANCE CERTIFICATES

D-1

EXHIBIT “E”
TO
LEASE AGREEMENT

REDUNDANCY EQUIPMENT

Emergency back-up generators located at the following locations with the following specifications attached hereto:

1.              12600 S. Harlem Ave., Palos Heights Illinois

2.              12015 S. Western, Blue Island Illinois

3.              725 Waukegan Road, Deerfield Illinois

4.              18600 S. Dixie Hwy., Homewood Illinois

5.              24509 W. Lockport St., Plainfield Illinois

6.              1011 14th St., North Chicago Illinois

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EXHIBIT “F”
TO
LEASE AGREEMENT

GENERAL REQUIREMENTS AND CONDITIONS

All provisions of this Exhibit are expressly subject to the provisions in the Lease above governing any work performed by Landlord, or performed by Tenant (or an Affiliate of Tenant, as the case may be) on its own behalf, including Alterations, or any casualty or condemnation restoration.  In the event of any conflict between the Lease and this Exhibit the latter shall control; provided, however, that this Exhibit shall not limit Tenant’s rights under Section 15 of the Lease.  All of the foregoing performed by either Party shall be referred to as “Landlord’s Work” or “Tenant’s Work,” respectively.

Tenant’s Work will be performed by Tenant in substantial accordance with final plans and specifications approved by Landlord (where such approval is provided for in the Lease).  Tenant’s contractor(s) shall secure and pay for all necessary permits, inspections, certificates, legal approvals, Certificate of Occupancy and/or fees required by public authorities and/or utility companies with respect to Tenant’s Work.

A.            General Requirements

1.              All Landlord’s Work or Tenant’s Work installed by Tenant or Landlord shall be coordinated with, completed in harmony with and so as not to unreasonably interfere with, Landlord’s or Tenant’s construction schedule, business operations, nor any other tenant’s or subtenant’s activities.

2.              All contractors employed by either Landlord or Tenant shall allow other contractors, even of the same trade, to work on the Premises without interference and in accordance with the spirit and intent of Paragraph 1 above.

3.              Tenant and Tenant’s contractors shall provide all insurance required by Landlord as set forth in this Lease, or as is otherwise maintained in the ordinary course by prudent and reputable contractors and/or property owners, prior to the start of any construction work within the Premises.  Landlord and Landlord Mortgagee shall each be named as an additional insured in all such insurance.

4.              Tenant shall, at all times, keep or cause to be kept the Premises and the surrounding area free from accumulations of waste materials and/or rubbish caused by it or its contractors’ employees or workers. Tenant and/or its contractors shall provide dumpsters and maintenance of said dumpsters during the construction period in a secure, neat and orderly condition and shall remove and empty the same on a regular basis to avoid unsightly, obstructive or hazardous accumulations or conditions.

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B.            Construction Procedures

1.              When submitting construction plans and specifications (preliminary, completed or final), Tenant or the Tenant’s appointed representative shall issue Tenant’s plans, specifications and supporting documents electronically via emails to Landlord’s construction coordinator.

2.              Tenant can elect to contract with architects, engineers and other construction professionals of good repute, which are experienced, financially responsible and duly licensed in the jurisdiction in which the Premises is located (“Construction Professionals”) of its choosing for the preparation of the construction plans and specifications.  To the extent required by the Lease, the architect (and other Construction Professionals, as appropriate) shall prepare detailed construction drawings for the work to be performed at the Premises, incorporating the improvements to comply with all of Tenant’s obligations under this Lease or as determined by Landlord in consultation with Tenant with respect to work to be done on behalf of Landlord.  Such drawings will be forwarded to Landlord for its review and comment to the extent Landlord’s approval of same is required under the Lease.

3.              All contractors engaged by Tenant shall be bondable contractors.  Tenant shall permit union licensed contractors to bid on Tenant’s Work, but Tenant shall not be obligated to engage such contractors unless union labor is required in the area where the Premises is located.  Tenant shall retain sufficient documentation evidencing union contractor bidding and shall provide such documentation to Landlord upon fifteen (15) days’ prior written request.  If Tenant does not permit union licensed contractors to bid on Tenant’s Work (“Union Bidding”) and Landlord is picketed or involved in a dispute with the unions due to Tenant’s failure to permit Union Bidding, then Tenant shall indemnify, defend and hold Landlord, its officers, directors, partners, employees and contractors harmless from and against any and all damages, claims, losses and expenses (including, without limitation, attorneys’ fees, expert witness fees and court costs) incurred by Landlord due to Tenant’s failure to permit Union Bidding. Tenant shall use its commercially reasonable efforts to cause its contractors to maintain harmony and avoid any and all disputes with labor unions in which Tenant’s contractors or any person or entity performing work on behalf of Tenant may become involved.  Tenant shall be responsible for any delay, disruption, obstruction or hindrance in the completion of Tenant’s Work and any damages and extra costs resulting from such disputes.  Tenant shall use its commercially reasonable efforts to cause its contractors to take all action including, but not limited to, filing charges with the N.L.R.B. and pursuing litigation to prevent or end any stoppage or slowdown of Tenant’s Work.

4.              Construction shall comply in all respects with applicable Law.

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EXHIBIT “G”
TO
LEASE AGREEMENT

FORM ESTOPPEL CERTIFICATE

ESTOPPEL AGREEMENT
(Only)

Tenant’s Trade Name:

This ESTOPPEL AGREEMENT (“Agreement”) is made as of the date set forth below, by                               , a                      ([“Tenant”] or [“Owner”]), based upon the following facts and understandings of [Tenant / Owner]:

RECITALS

A.                                                                  , a                      (“Owner”) is or is about to become the owner of the land and improvements commonly known as                      (the “Property”).

B.                                    Tenant is the owner of the tenant’s interest in that lease dated                , which has been amended by instrument(s) dated                 and which was originally executed by                                        , as landlord, and by                           , as tenant.  (Said lease and the referenced amendment(s) thereto are collectively referred to herein as the “Lease”.)  Attached hereto as Exhibit A is a true, complete and accurate copy of the Lease.

C.                                    [Owner, as borrower or as co-borrower with one or more other co-borrower(s), has applied to                                 (together with its successors and assigns, “Lender”) for a loan (“Loan”), which will be secured by, among other things, a mortgage, deed of trust, trust indenture or deed to secure debt encumbering the Property (“Mortgage”).]

D.                                    [As a condition to making the Loan, Lender has required that Tenant furnish certain assurances to, and make certain agreements with, Lender, as set forth below.]

THEREFORE, as a material inducement to [Lender to make the Loan], [Tenant/Owner] warrants and represents to, and agrees with, [Lender] as follows:

1.                                      ESTOPPEL.  [Tenant/Owner] warrants and represents to [Lender], as of the date hereof, that:

1.1                               Lease Effective.  The Lease has been duly executed and delivered by [Tenant / Owner] and, subject to the terms and conditions thereof, the Lease is in full force and effect, the obligations of [Tenant / Owner] thereunder are valid and binding, and there have been no modifications or additions to the Lease, written or oral, other than those, if any, which are referenced above in Recital B. There are no other promises, agreements, understandings or commitments between Owner and Tenant relating to the Property, and [Tenant / Owner] has not given [Owner / Tenant] any notice of termination under the Lease, except as set forth in Exhibit A.

1.2                               No Default.  To the actual knowledge of [Tenant / Owner]:  (a) there exists no breach, default, or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Lease either by Tenant or Owner; and (b) [Tenant / Owner] has no existing claims, defenses or offsets against rental due or to become due under the Lease.

1.3                               Entire Agreement.  The Lease constitutes the entire agreement between Owner and Tenant with respect to the Property, and Tenant claims no rights of any kind whatsoever with respect to the Property, other than as set forth in the Lease.

1.4                               No Sublet.  Except as set forth on Exhibit A, there is presently no subletting of the Property, or any part thereof, or assignment by Tenant of the Lease, or any rights therein, to any party.

1.5                               Minimum Rent.  The current annual minimum base rent under the Lease is $          , subject to any escalation, percentage rent and/or common area maintenance charges provided in the Lease, and such rent is current as of the date hereof.

1.6                               Rental Payment Commencement Date.  The rent stated in Section 1.5 above will begin or began on                .

1.7                               Rentable Area.  The rentable area of the leased premises is            square feet.

1.8                               Commencement Date.  The term of the Lease commenced or will commence on                .

1.9                               Expiration Date.  The term of the Lease will expire on                 (unless sooner terminated in accordance with the Lease).

1.10                        Options to Renew or Extend.  Tenant has no option to renew or extend the lease term, except as follows:                              (if none, write “None”).

1.11                        No Commission.  To the actual knowledge of [Tenant / Owner], there are no rental, lease or similar commissions payable with respect to the Lease.

1.12                        No Deposits or Prepaid Rent.  No deposits, including security deposits, or prepayments of rent have been made in connection with the Lease, except as follows:                       (if none, write “None”).  None of the rent has been paid more than one (1) month in advance and Tenant agrees not to pay rent more than one (1) month in advance unless otherwise specified in the Lease.

1.13                        No Other Assignment.  [Tenant / Owner] has received no notice, and does not have actual knowledge of, any other assignment of the [Owner’s / Tenant’s] interest in the Lease.

1.14                        No Purchase Option or Preferential Right to Purchase.  Tenant does not have any option or preferential right to purchase all or any part of the Property, except as follows:                       (if none, write “None”).

1.15                        Possession. Except for any sublease set forth in Exhibit A, Tenant is in full and complete possession of the Property and has accepted the Property, including any tenant improvements or other work of Owner performed thereon pursuant to the terms and provisions of the Lease, and the Property is in compliance with the Lease. There are no contributions, credits, free rent, rent abatements, deductions, concessions, rebates, unpaid or unreimbursed construction allowances, offsets or other sums due to Tenant from Owner under the Lease, except                                                   .

1.16                        Open and Operating.  Except as permitted under the Lease, Tenant is open for business and in operation on the Property.[Tenant only]

1.17                        Authority.  The undersigned representative of [Tenant / Owner] is duly authorized and fully qualified to execute this instrument on behalf of [Tenant / Owner] thereby binding [Tenant / Owner].

1.18                        Financial Condition; Bankruptcy.  Since the date of the Lease, there has been no material adverse change in the financial condition of the [Tenant / Owner], and there are no voluntary actions or, to Tenant’s best knowledge, involuntary actions pending against [Tenant / Owner]under the bankruptcy laws of the United States or any state thereof.

2.                                      HEIRS, SUCCESSORS AND ASSIGNS.  The covenants herein shall be binding upon, and inure to the benefit of, the heirs, successors and assigns of the parties hereto.  Whenever necessary or appropriate to give logical meaning to a provision of this Agreement, the term “Owner” shall be deemed to mean the then current owner of the Property and the landlord’s interest in the Lease.

3.                                      NOTICE OF CHANGES.  [Tenant / Owner] acknowledges and agrees that [Owner / Tenant] and [Lender] shall be entitled to rely on [Tenant’s / Owner’s] certifications set forth herein.  [Tenant / Owner] hereby further agrees for a period of thirty (30) days from the date hereof to notify [Owner / Tenant] and [Lender] in writing of any material changes in the truth and accuracy of any of the certifications contained herein promptly upon [Tenant’s / Owner’s] actual knowledge of each such change.  For purposes of this section, [Owner’s / Tenant’s] and Lender’s address are as follows unless otherwise notified by [Owner / Tenant] and [Lender]:

[Owner / Tenant]:	[Lender]:

[NAME HERE:

Tel. No.:	Tel. No.:
Fax No.:	Fax No.:

4.                                      “Actual Knowledge”.  As used herein, the term “[Tenant’s / Owner’s] actual knowledge” or any grammatical variation thereof shall mean and refer to the actual knowledge of the undersigned without any duty to investigate whatsoever.  Notwithstanding anything to the contrary contained in this certificate, it is acknowledged and agreed by any party relying on this certificate that the undersigned shall have no personal liability hereunder.  The person executing this Agreement on behalf of the Tenant has the legal power and authority to bind such party to this Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, [Tenant / Owner] has executed this instrument as of               , 20  .

[TENANT / OWNER]:

,
a

By:
Name:
Title:

Exhibit A

Lease and Amendments

1.

Termination Notices

1.

Subleases

1.

EXHIBIT “H”
TO
LEASE AGREEMENT

PURCHASE AND SALE PROCEDURES/REMEDIES

(a)           Within five (5) Business Days after delivery of the Sale Election Notice, if Tenant elects to purchase the Premises, Tenant shall deposit in cash an amount equal to the amount of the deposit contained in the ROFO Material Terms (the “Downpayment”) with a reputable, nationally recognized and financially solvent title insurance company designated by Tenant, or an authorized agent of the foregoing (the “Escrow Agent”).  The escrow charges of Escrow Agent shall be split equally between Landlord and Tenant.  The Escrow Agent shall hold the Downpayment in an interest bearing account pursuant to a written agreement among Landlord, Tenant and Escrow Agent, which agreement shall be reasonably satisfactory to such parties and shall provide, among other things, that the Escrow Agent shall not commingle the Downpayment with any other funds.  In the event of a closing pursuant to the terms of this Exhibit “H”, the Downpayment, together with any interest earned thereon, shall be credited against the ROFO Price.

(b)           The closing shall be held pursuant to a mutually and reasonably acceptable escrow arrangement on a Business Day selected by Tenant not less than twenty (20) days and not more than forty-five (45) days from the date of the Sale Election Notice.

(c)           At the closing: (A) Tenant shall pay to Landlord the ROFO Price (less the Downpayment and any interest earned thereon), calculated as of the closing date, by wire transfer of immediately available federal funds to an account designated in writing by Landlord, (B) Landlord shall deliver to Tenant or its designee a special warranty deed, subject only to the encumbrances appearing of record as of the date of consummation of the transaction contemplated by this Exhibit “H”, except for those encumbrances caused by Landlord or Landlord’s Representatives, which shall be removed prior to closing, (C) Landlord, on the one hand, and Tenant, on the other hand, shall execute and deliver assignment documents with respect to service contracts, licenses and permits and personal property at the Premises, as applicable, in form and substance reasonably satisfactory to Landlord and Tenant, and (D) Landlord and Tenant shall provide evidence reasonably satisfactory to the other party that the first party is duly organized, validly existing, has the necessary power and authority to consummate the subject transactions and any consents required to be obtained have been obtained.

(d)           Each party shall pay its own attorney’s fees and expenses in connection with the conveyance of the Premises to Tenant.

(e)           If a material casualty or material condemnation shall occur prior to the closing date, Tenant shall have the right, upon written notice to Landlord, given within ten (10) days after receipt of the determination by the third party contractor, engineer or appraiser described below, to terminate its obligation to purchase the Premises pursuant to this Exhibit “H”.  If the closing shall fail to occur by reason of a material casualty or material condemnation, the Downpayment (plus all accrued interest thereon) held by the Escrow Agent shall be paid to

Tenant.  For purposes hereof, a material casualty or material condemnation shall be one which results in damage or a loss in an amount greater than ten percent (10%) of the ROFO Price, as determined by a third party independent contractor, engineer or appraiser approved by Landlord and Tenant in the exercise of their reasonable discretion.  If Tenant shall not elect to terminate its obligation to purchase the Premises pursuant to this Exhibit “H” or the casualty or condemnation is not a material casualty or condemnation, as applicable, then the closing shall take place as herein provided, without abatement of the ROFO Price, and Landlord shall assign to Tenant at the closing, by written instrument in form reasonably satisfactory to Tenant, all of Landlord’s interest in and to any insurance proceeds or condemnation awards which may be payable to Landlord on account of any such fire, casualty or condemnation, shall deliver to Tenant any such proceeds or awards actually theretofore paid to Landlord.

(f)            If Tenant defaults in the closing of the purchase of the Premises as set forth above, then the Downpayment and any interest thereon shall be paid to Landlord promptly following request therefor.  Landlord shall not have the right to bring suit against the Tenant for specific performance, damages or other legal or equitable relief, it being agreed that the remedy set forth in this clause (f) shall be the sole remedy of Landlord.

(g)           If Landlord defaults in the closing of the sale of the Premises as set forth above, then Tenant shall be entitled either to sue for specific performance or to rescind its offer to purchase, and if Tenant shall rescind its offer to purchase, the Downpayment and any interest thereon shall be returned to Tenant promptly following request therefor.  Tenant shall not have the right to bring suit against Landlord for damages or other legal or equitable relief, it being agreed that the remedies set forth in this clause (g) shall be the sole remedies of Tenant.

(h)           Landlord and Tenant each agree that it shall be reasonable and cooperate with the other in order to consummate the transactions contemplated by this Exhibit “H”, including by executing transfer tax returns and any other documents which may be reasonably required.

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